                                                                       EXHIBIT 4



                            MERIDIAN BANCORP, INC.
                            ---------------------

                                 SAVINGS PLAN
                                 ------------

                            MERIDIAN BANCORP, INC.
                            ----------------------

                                 SAVINGS PLAN
                                 ------------

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
PREFACE.....................................................................   1

ARTICLE I         DEFINITIONS...............................................   2

ARTICLE II        ELIGIBILITY AND PARTICIPATION.............................  14

ARTICLE III       PARTICIPANT CONTRIBUTIONS.................................  17

ARTICLE IV        EMPLOYER MATCHING CONTRIBUTIONS...........................  34

ARTICLE V         INVESTMENT OF CONTRIBUTIONS...............................  43

ARTICLE VI        VALUATION OF PARTICIPANTS' ACCOUNTS.......................  44

ARTICLE VII       PLAN BENEFITS.............................................  47

ARTICLE VIII      PAYMENT OF BENEFITS.......................................  50

ARTICLE IX        WITHDRAWALS AND LOANS DURING EMPLOYMENT...................  54

ARTICLE X         DUTIES OF THE TRUSTEE.....................................  59

ARTICLE XI        ADMINISTRATION............................................  60

ARTICLE XII       AMENDMENT AND TERMINATION.................................  66

ARTICLE XIII      GENERAL PROVISIONS........................................  67

ARTICLE XIV       TOP-HEAVY PROVISIONS......................................  69

ARTICLE XV        EMPLOYEE STOCK OWNERSHIP PROVISIONS.......................  71

SIGNATURE PAGE..............................................................  81

                                      (i)

                                    PREFACE
                                    -------

The purpose of this Plan is to encourage and assist Eligible Employees in adapting a regular savings program and to help provide additional security for their retirement. In addition, the employee stock ownership provisions of this Plan will provide for investment of funds primarily in employer securities which will enable Eligible Employees to acquire an ownership interest in the Company while providing an additional source of retirement income.

It is the intention of the Company that this Plan and any Trust which is part of this Plan meet the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and be qualified and exempt under Sections 401(a), 401(k), 4975(e)(7) and 501(a) of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------

Unless otherwise required by the context, the following definitions will apply:

1.1       "Accrued Benefit" means, with respect to any Employee at any time, the
          -----------------
          value of the Participant's Account and the Participant's Prior
          Account.

1.2       "Affiliated Company" means the Company and:
          --------------------

          (a) Any other company which is included within a "controlled group of corporations including Meridian Bancorp, Inc., as determined under Code Section 1563 without regard to subsections (a)(4) and
               (e)(3)(C) of said Section 1563, except that, with respect to the benefit limitation set forth in Section 4.4, such determination under Code Section 1563 will be made assuming the phrase "more than 50%" were substituted for the phrase "at least 80%" each place it appears in Code Section 1563 (a)(1),

          (b) any other trades or businesses (whether or not incorporated) which, based on principles similar to those defining a "controlled group of corporations" for the purposes of (a) above, are under common control, or which constitute an affiliated service group as defined in Code Section 414 (m)(2), and

          (c)  any other organization so designated by the Board of Directors.

1.3       "Basic Contributions" means an amount of Earnings which a Participant
          ---------------------
          has elected to defer receiving in cash, under a written salary reduction agreement under Section 3.1(a) in a form adopted by the Plan Administrator, and, in lieu of receiving such amount in cash, the Participant has authorized an Employer to contribute to the Plan on the Participant's behalf. Such contribution will be deemed to be an Employer contribution under this Plan. With respect to any taxable year, a Participant's Basic Contribution is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code Section 457, any plan as described under Code Section 501(c)(18), and any Employer contributions made on behalf of a Participant for the purchase of an annuity contract under Code
          Section 403(b) pursuant to a salary reduction agreement. Basic Contributions shall not include any deferrals properly distributed as Excess Basic contributions.

1.4       "Board of Directors" means the Board of Directors of Meridian Bancorp,
          --------------------
          Inc.

1.5       "Break in Service" will occur at the end of any Computation Period
          ------------------
          during which the Employee does not perform at least 500 Hours of Service.

1.6       "Code" means the Internal Revenue Code of 1986, as amended, and any
          ------
          rule or regulation promulgated thereunder.

1.7       "Committee" means those individuals who have been appointed to the
          -----------
          Savings Plan Committee by the Board of Directors with the powers and responsibilities specified in Article XI.

1.8       "Company" means Meridian Bancorp, Inc.
          ---------

1.9       "Computation Period" means:
          --------------------

          (a) For purposes of determining an Employee's eligibility to participate in the Plan, a 12 consecutive-month period beginning on such Employee's employment commencement date, and each succeeding 12-consecutive-month period beginning an the anniversary date of such Employee's employment commencement date. An Employee's employment commencement date is the first day for which an Employee is entitled to be credited with an Hour of Service; and

          (b)  For all other purposes of the Plan, the calendar year.

1.10      "Earnings" means an Employee's salary or wages including shift
          ----------
          differential, but excluding overtime, severance, bonuses and/or incentive compensation, commissions, any reimbursement for expenses paid to an Employee by the Employer, contributions to any nonqualified deferred compensation arrangement, any Employer contributions to provide welfare benefits or imputed income amounts which result under Code Section 79. "Overtime" means wages for hours worked in excess of 40 hours per week. Earnings shall be determined prior to calculating any salary reduction amounts for the Participant. Notwithstanding anything in the Plan to the contrary, "Earnings" shall mean, effective January 1, 1992, for an Employee who is compensated on a commission-only basis, any commissions paid to such Employee by the Employer during the Plan Year. For Plan Years beginning after December 31, 1988, the annual Earnings of each Participant taken into account under' the Plan for any Plan Year shall not exceed $200,000. This limitation shall be adjusted by the Secretary at the same time and in the same manner as under Code Section 415(d).

          In determining the earnings of a Participant for purposes of this limitation, the rules of Code Section 414(q)(6) shall apply, except in applying such rules, the term "family" shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of earnings up to the integration level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individuals earnings as determined under this section prior to the application of this limitation.

          If earnings for any prior Plan Year are taken into account in determining an Employee's contributions or account in determining an Employee's contributions or benefits for the current year, the earnings for such prior year is subject to the applicable annual earnings limit in effect for that prior year. For this purpose, for Plan Years beginning before January 1, 1990, the applicable annual earnings limit is $200,000. However, such term shall not include deferred compensation, stock options, and other distributions or payments which are not includible in the gross income of the Employee under Code Sections 125, 402(a)(8), 402(h) and 403(b); nor for purposes of the determination and allocation of contributions, shall such term include amounts received by an Employee during a Plan Year before he commences or resumes participation. Earnings during a period of Total and Permanent Disability will be the Participant's Earnings rate at the date of disability.

1.11      "Effective Date" means April 1, 1984 and, as to any amendment,
          ----------------
          the effective date specified by the Board of Directors.

1.12      "Eligible Employee" means any Employee, employed by an Employer, who
          -------------------
          has completed at least one month of Service, other than an Employee who is included in a collective bargaining unit which is a party to a collective bargaining agreement with an Employer, and with respect to which retirement benefits were the subject of good faith bargaining, and this Plan has not been made a part of a collective bargaining agreement, pursuant to such good faith bargaining.

1.13      "Employee" means any person employed by the Company or an Affiliated
          ----------
          Company. The term Employee shall also include any leased employee, as defined in Code Section 414(n), who is deemed to be an Employee as provided in Code Sections 414(n) or (o).

1.14      "Employer" means the Company and any Affiliated Company that has
          ----------
          adopted this Plan with the approval of the Company.

1.15      "ERISA" means the Employee Retirement Income Security Act of 1974, as
          -------
          amended, and any regulations issued pursuant thereto.

1.16      "Full Participant" means (A) an Employee who has satisfied the
          ------------------
          requirements described under Section 2.1(a) and who has elected to participate in the Plan as described under Section 2.3, and (B) any other Eligible Employee who (i) has completed two (2) Computation Periods, whether or not consecutive and (ii) has elected to participate in this Plan as described under Section 2.3. Notwithstanding anything in the Plan to the contrary, an Employee of the Employer who is compensated on a commission-only basis is not a Full Participant under the Plan and is not eligible to receive an Employer Matching contribution pursuant to Section 4.1.

1.17      "Fund" means the assets held by the Trustee in accordance with this
          ------
          Plan and consists of separate Funds as described below.

          (a) Fund A shall be invested in such common stock and/or collective trust funds which invests primarily in common stock as the Investment Manager (or if none is appointed, the Committee) shall direct. In making such investments, neither the Committee nor the Investment Manager shall be restricted, subject to the provisions of ERISA, to securities of the character authorized or required by law for trust investment. Notwithstanding the foregoing provisions of this Section, the Trustee may hold such portion of the assets of Fund A in cash or short-term investments as the Committee deems necessary to meet expenses and the near-term distribution and transfer requirements of the fund.

          (b) Fund B shall be invested in such certificates of deposit, Treasury Bills, Treasury Notes and/or other government obligations as the Investment Manager (or if none shall have been appointed, the Committee) shall direct. In making such investments, neither the Committee nor the Investment Manager shall be restricted, subject to the provisions of ERISA, to securities of the character authorized or required by law for trust investment. Notwithstanding the foregoing provisions of this Section, the Trustee may hold such portion of the assets of Fund B in cash or short-term investments as the Committee deems necessary to meet expenses and the near-term distribution and transfer requirements of the fund.

          (c) Fund C shall be invested in Meridian Bancorp, Inc. common stock. Notwithstanding the foregoing provisions of this Section, the Trustee may hold such portion of the assets of Fund C in cash or short-term investments as the Committee deems necessary to meet expenses and the near-term distribution and transfer requirements of the fund.

          (d) Fund D shall be invested in obligations of the United States Government and its Agencies, and prime or first quality commercial paper and debt instruments of United States corporations. Notwithstanding the foregoing provisions of this Section, the Trustee may hold such portion of the assets of Fund 1 in cash or short-term investments as the Committee deems necessary to meet expenses and the near-term distribution and transfer requirements of the fund.

          (e) Fund 1 shall be invested in Meridian Bancorp, Inc. Series B Cumulative Convertible Preferred Stock. Notwithstanding the foregoing provisions of this section, the Trustee may hold such portion of the assets of Fund 1 in cash or short-term investments as the Committee deems necessary to meet expenses and the near-term distribution and transfer requirements of the fund.

          (f) Fund 2 shall be invested in Meridian Bancorp, Inc. common stock. Notwithstanding the foregoing provisions of this Section, the Trustee may hold such portion of the assets of Fund 2 in cash or short-term investments as the Committee deems necessary to meet expenses and the near-term distribution and transfer requirements of the fund.

               The description of the above investment characteristics of each of these Funds will not limit or prevent the Trustee or Investment Manager, in its discretion, from holding any portion of a Fund in cash or other forms of short-term securities. In addition, the Committee, at its discretion, may add Funds to, or delete Funds from, the listing of Funds described above.

1.18      "Hour of Service" means:
          -----------------

          (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Company or an Affiliated Company;

          (b) Each hour for which an Employee is paid, or entitled to payment, by the Company or an Affiliated company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), jury duty, military duty or leave of absence;

          (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliated Company, provided that the same Hours of Service shall not be credited under Section 1.18(a) or Section 1.18(b) and under Section 1.18(c).

          (d)  Notwithstanding Section 1.18(b),

                 (i) Hours of Service shall not be credited under Section 1.18(b) to an Employee for payment made or due under a plan maintained solely for the purpose of complying with any applicable workers' compensation, unemployment compensation or disability insurance laws;

                (ii) Hours of Service shall not be credited under Section 1.18(b) to an Employee for any payment which solely reimburses him for medical or medically related expenses he has incurred; and

               (iii) Hours of Service shall not be credited under Section 1.18(b) to an Employee for any payments made or due under this Plan or any other pension or profit-sharing plan maintained by the Employer.

          (e) In the case of a payment which is made, or due, on account of a period during which an Employee performs no duties, and which results in the crediting of Hours of Service under Section 1.18(b), or in the case of an award or agreement for back pay, to the extent that such award or agreement is made with respect to a period described in Section 1.18(b), the number of Hours of Service to be credited shall be determined in accordance with the applicable regulations prescribed by the Secretary of Labor set forth in 29 CFR (S)2530.200b-2(b).

          (f) Hours of Service described in Section 1.18(a), 1.18(b) and 1.18(c) shall be credited to service Computation Periods in accordance with the applicable regulations prescribed by the Secretary of Labor and set forth in 29 CFR (S)2530.200b-2(c).).

          (g) In the case of an Employee who is on leave of absence for service on active duty in the Armed Forces of the United States, such Employee shall receive upon return to the service of the Employer, in addition to credit for Hours of Service to which Employee is entitled under this Section 1.18, such other credit as may be prescribed by Federal laws relating to military and veterans' reemployment rights.

          (h) The number of Hours of Service to be credited to an Employee in a Plan Year shall be determined in the following manner:

                 (i) In the case of an Employee for whom the Employer maintains records of hours worked and hours for which payment is made or due, the number of Hours of Service to be credited to such Employee in a Plan Year shall be determined from such records.

                (ii) in the case of an Employee for whom the Company or Affiliated Company does not maintain records of hours worked and hours for whom payment is made or due, the number of Hours of Service to be credited to such Employee in a Plan Year shall be determined under the equivalency method described below. An Employee shall be credited with 10 Hours of Service for each day in which such Employee would otherwise be credited with at least one Hour of Service. The Plan Administrator may apply the equivalency method of determining Hours of Service to one or more periods of time (including periods of time prior to the Effective Date) or to one or more classifications of Employees, provided, however, that each such application shall be consistently applied and shall not be used in a manner to preclude an Employee from obtaining a benefit under this Plan. Where the Plan Administrator uses the equivalency method, the Plan Administrator shall prepare a written document which describes the application of such method; such document shall be maintained with the records of the Plan.

          (i) An individual who is absent from employment (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for the child during the period immediately following such birth or placement, shall be credited, for purpose of determining whether such individual has incurred a Break in Service, with (i) the Hours of Service which normally would have been credited to such individual except for such absence, or (ii) if the Hours of Service which otherwise would normally have been credited to such individual cannot be determined, 8 Hours of Service per day of such absence. The total number of Hours of Service credited under this section shall not exceed 501 Hours of Service. Such Hours of Service shall be credited only in the applicable Computation Period in which the absence from employment begins, if necessary to prevent the individual from incurring a Break in Service in such Computation Period or, in all other cases, in the immediately following Computation Period.

          (j) Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under code
               Section 414(n) or (a).

1.19      "Investment Manager" means any individual or organization appointed by
          --------------------
          the Committee who (except for Plan assets managed, acquired, or disposed of by the Participant Loan Officer):

          (a) has the power to manage, acquire or dispose of any asset of the Plan;

          (b)  is:

                 (i) registered as an investment advisor under the Investment Advisors Act of 1940, or

                (ii) a bank, as defined in the Investment Advisors Act of 1940, or

               (iii) an insurance company qualified to perform services described in subparagraph (a) under the laws of more than one State; and

          (c) has acknowledged in writing that it is a fiduciary with respect to the Plan.

1.20      "Limited Participant" means  an  Eligible  Employee   who (i) has not
          ---------------------
          completed two (2) Computation Periods, whether or not consecutive,
          (ii) has elected to participate in this Plan as described under
          Section  2.3 and (iii) is compensated on a commission-only basis.

1.21      "Named Fiduciaries" means the Board of Directors, the Committee, the
          -------------------
          Trustee, the Investment Manager, the Plan Administrator, the Participant Loan Officer, and any other person or entity so designated in writing by the Committee or pursuant to the terms of the Trust Agreement.

1.22      "Normal Retirement Age" means the attainment of age 65.
          -----------------------

1.23      "Plan" means the Meridian Bancorp, Inc. Savings Plan as set forth in
          ------
          this document and as it may from time to time be amended.

1.24      "Plan Administrator" means the individual or entity designated as
          --------------------
          such by the Committee pursuant to Article XI.

1.25      "Plan Year" means the annual period beginning on January 1, and ending
          -----------
          on the following December 31.

1.26      "Participant" means a Full Participant and a Limited Participant.
          -------------

1.27      "Participant Loan Officer" means the individual or entity designated
          --------------------------
          as such by the Committee pursuant to Article IX.

1.28      "Participant's Account" or "Account" means, as of any Valuation Date,
          ------------------------------------
          the amount of Basic and Supplemental Contributions and the Employer's Matching Contributions and Discretionary Contributions allocated on behalf of the Participant, adjusted to reflect any withdrawals and distributions, investment earnings and losses attributable to such contributions, and the market value of the Fund(s).

1.29      "Participant's Prior Account" means, as of any Valuation Date:
          -----------------------------

                 (i) the value of a Participant's Account balance attributable to Employer and Employee contributions allocated on behalf of such Participant and transferred to this Plan from the Meridian Bancorp, Inc. Profit Sharing and Deferred Pension Plan (AM), and/or from the Stock Purchase Program for Employees of Meridian Bancorp, Inc. and its Affiliated Companies (AM) and/or the Central Penn National Bank Employees' Deferred Compensation and Supplemental Income Plan as of March 31, 1984,

                (ii) the value of a Participant's Account balances attributable to Employer and Employee contributions allocated on behalf of such Participant and transferred to this Plan from the First National Bank of Allentown Savings Plan as of December 31, 1984, and/or

               (iii) the value of any amounts attributable to Employer and Employee contributions allocated on behalf of a Participant and transferred to this Plan from other qualified retirement plan as approved by the Plan Administrator, adjusted to reflect any withdrawals and distributions, investment earnings and losses attributable to such amounts, and the market value of the Fund(s). No Employee or Employer contributions shall be made to a Participant's Prior Account after the date of transfer to this Plan, and separate records shall be maintained for said account by the Plan Administrator.

1.30      "Predecessor Company" means any organization which through an
          ---------------------
          acquisition, merger or reorganization becomes an Affiliated Company.

1.31      "Service" means a period of an Employee's employment by the Company,
          ---------
          an Affiliated Company or, to the extent recognized by the Company, a Predecessor Company. The determination of Service will be subject to the following rules:

          (a) The computation of service will be made on the basis of (i) the months of Service completed by the Employee, and (ii) the Hours of Service credited to the Employee during a Computation Period.

          (b) For purposes of Section 1.12, the term three months of Service means a 1-month period beginning on the Employee's employment commencement date during which he is credited with at least one Hour of Service.

          (c) If a Participant incurs a Break in Service and is reemployed by the Employer, the Participant's Service before and after the Break in Service will be aggregated for purposes of this Plan.

1.32      "Supplemental Contributions" means Employee contributions made through
          ----------------------------
          a written payroll deduction agreement under Section 3.1(b), as authorized by a Participant in a form adopted by the Plan Administrator.

1.33      "Total Disability" means a physical or mental impairment that would
          ------------------
          qualify the Employee for disability benefits under the formal long-term disability program of the Participant's Employer. All determinations of Total Disability will be made on a uniform and consistent basis applicable to all Employees in similar circumstances.

1.34      "Trust" means all property held by the Trustee pursuant to this Plan.
          -------

1.35      "Trust Agreement" means the agreement between the Employer and the
          -----------------
          Trustee as amended from time to time.

1.36      "Trustee" means any person or organization selected by the Committee
          ---------
          to serve as Trustee pursuant to the provisions of the Trust agreement.

1.37      "Valuation Date" means the date as of which the Trustee determines the
          ----------------
          value of the Funds, which will be the last day of each calendar quarter on which the New York Stock Exchange is open.

                                  ARTICLE II
                                  ----------

                         ELIGIBILITY AND PARTICIPATION
                         -----------------------------

2.1       Eligibility Requirements.
          ------------------------

          (a) Any Employee who was a Participant in the Meridian Bancorp, Inc. Profit Sharing and Deferred Compensation Plan (AM) and/or the Stock Purchase Program for Employees of Meridian Bancorp, Inc. and its affiliated companies (AM) and/or the Central Penn National Bank Employees, Deferred Compensation and Supplemental Income Plan, on March 31, 1984, or who was eligible to participate in the above-said plans on that date, or any Central Penn National Bank Employees who were hired in calendar year 1982, shall be eligible to become a Full Participant in this Plan on April 1, 1984. Any Employee who was a Participant in the First National Bank of Allentown Savings Plan an December 31, 1984, or who was eligible to participate in said Plan on that date, shall be eligible to become a Full Participant in the Plan on January 1, 1985. Any other First National Bank of Allentown Employee who was hired before October 1, 1984 shall be eligible to become a Full Participant upon his completion of a Computation Period during which he is credited with 1,000 or more Hours of Service. Any Employee who was a Participant in the Retirement and Savings Plan of Delaware Trust Company on December 31, 1988 or who was employed by Delaware Trust Company an that date and had met the requirements of Section 1.16(B)(ii) and (iii) shall be eligible to become a Full Participant in this Plan on January 1, 1989.

          (b) Any other Eligible Employee may become a Participant in this Plan upon meeting the requirements of a Full Participant and/or a Limited Participant as described in Article I and upon electing to participate as described under Section 2.3.

          (c) An Eligible Employee may begin to participate as of the first pay period following the date the eligibility requirements are satisfied, or as of any pay period thereafter while employed by the Employer.

          (d) Participation in this Plan by Eligible Employees is completely voluntary.

          (e) Notwithstanding anything contained in this Plan to the contrary, any Employee who (a) on October 13, 1989, was employed by Hill Financial Savings Association ("Hill") and would be eligible to participate in this Plan or (b) subsequent to such date, is employed in a capacity primarily related to the operations of Hill as such operations existed on such date and would be eligible to participate in this Plan shall be eligible to participate in this Plan on July 1, 1990.

          (f) Notwithstanding anything contained in this Plan to the contrary, any Employee who (i) on March 20, 1992, was employed by Bell Federal Savings Bank ("Bell") and would be eligible to participate in this Plan or (ii) subsequent to March 20, 1992 is employed in a capacity primarily related to the operations of Bell as such operations existed an such date and would be eligible to participate in this Plan, shall be eligible to participate in this Plan on August 27, 1992.

2.2       Reemployment.
          ------------

          (a) Any Limited Participant whose employment is terminated and who subsequently returns to employment will be eligible to become a Limited Participant as of the date of reemployment subject to the provisions of Subsection (c). Any Full Participant whose employment is terminated and who subsequently returns to employment will be eligible to become a Full Participant as of the date of his reemployment subject to the provisions of Subsection (c).

          (b) Any reemployed Eligible Employee who had not been a Participant in the Plan will be eligible to become a Participant in accordance with Section 2.1(b). Such reemployed Eligible Employee's years of Service prior to termination will be counted for purposes of Section 2.1 unless the number of consecutive Breaks in Service incurred by such Eligible Employee equals or exceeds the greater of (i) five (5) Breaks in Service or (ii) the aggregate number of years of Service earned by such Eligible Employee prior to the consecutive Breaks in Service.

          (c) A reemployed Eligible Employee may participate as of the first pay period following the date the eligibility requirements of this Section 2.2 are met, or as of any pay period thereafter while employed by the Employer.

2.3       Method of Becoming a Participant.  An Eligible Employee, including one
          --------------------------------
          who becomes eligible again under Section 2.2, may become a Participant by making written application to participate in the Plan on the form or forms adopted by the Plan Administrator. An Eligible Employee must apply for participation at least 45 days prior to the date on which the Employee desires to enter the Plan, and all Participants must authorize the amount of contributions to be made to the Plan as provided in Article III. Participation in the Plan shall require an Eligible Employee to enter into an agreement for a reduction in the Employee's Earnings by a specified percentage or by a flat dollar amount as stated under Section 3.1.

                                  ARTICLE III
                                  -----------

                           PARTICIPANT CONTRIBUTIONS
                           -------------------------

3.1       Amount of Basic and Supplemental Contributions.
          ----------------------------------------------

          (a) A Participant shall direct the Employer to make Basic Contributions to the Participant's Account equal to 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9% or 10% of Earnings on a before-tax basis, as authorized by a salary reduction agreement executed by the Participant and adopted by the Plan Administrator. A Participant may designate any flat whole dollar amount in lieu of one of the above percentage amounts, provided such flat whole dollar amount shall not exceed 10% of Earnings. Such amount shall be deemed to be an Employer contribution to the Plan.

          (b) A Participant may elect to make Supplemental Contributions to the Participant's Account equal to 1%, 21, 3%, 4%, 5%, 6%, 7%, 8%, 9%
               or 10% of Earnings on an after-tax basis as authorized by a payroll deduction agreement executed by the Participant and adopted by the Plan Administrator. A Participant may designate any flat whole dollar amount in lieu of one of the above percentage amounts, provided such flat whole dollar amount shall not exceed 10% of Earnings.

          (c) The total of a Participant's Basic Contributions under Section 3.1(a) and Supplemental contributions under Section 3.1(b) may in no event exceed 16% of Earnings.

          (d) Separate records will be maintained under the Plan with respect to Basic and Supplemental Contributions made on behalf of a Participant.

          (e) Effective as of January 1, 1987, no Participant shall be permitted to have Basic Contributions made under the Plan or any other qualified plan maintained by the Employer, during any taxable year, in excess of the dollar limit prescribed by Code
               Section 402(g)(1) in effect at the beginning of such taxable year as adjusted from time to time pursuant to Code Section 402(g)(5).

          (f) A Participant may assign to this Plan any Excess Basic Contributions made during a taxable year of the Participant by notifying the Plan Administrator on or before the date specified by the Plan Administrator of the amount of the Excess Basic Contributions to be assigned to the Plan. A Participant is deemed to notify the Plan Administrator of any Excess Basic Contributions that arise by taking into account only those Basic Contributions made to this Plan and any other plans of the Employer.

          (g) Notwithstanding any other provision of the Plan to the contrary, Excess Basic Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than April 13 to any Participant to whose Account Excess Basic Contributions were assigned for the preceding year and who claims Excess Basic Contributions for such taxable year.

               For purposes of this subsection, "Excess Basic Contributions" shall mean those Basic Contributions that are includable in a Participant's gross income under Code Section 402(g) to the extent such Participant's Basic Contributions for a taxable year exceed the dollar limitation under such Code Section. Excess Basic Contributions shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year. Excess Basic Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Basic Contributions is the sum of: (i) the income or loss allocable to the Participant's Basic Contribution account for the taxable year, multiplied by a fraction, the numerator of which is such Participant's Excess Basic Contributions for the year and the denominator is the Participant's Account balance attributable to Basic Contributions without regard to any income or loss occurring during such taxable year; and (ii) 10% of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month.

3.2       Provision to Prevent Discrimination.   Notwithstanding anything herein
          -----------------------------------
          to the contrary, Basic Contributions under Section 3.1(a) may be modified as provided below in order to satisfy the requirements of this section. The Actual Deferral Percentage (hereinafter "ADP") for

          Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

          (a) The ADP for Participants who are Highly Compensated Employees (hereinafter defined) for the Plan Year shall not exceed the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 1.25; or

          (b) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Non-highly Compensated Employees by more than two (2) percentage points.

          (c) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Basic Contributions (and Matching Contributions or Discretionary Contributions, or both, if treated as Basic Contributions for purposes of the ADP test) allocated to his or her Accounts under two or more arrangements described in Code Section 401(k), that are maintained by the Employer, shall be determined as if such (and, if applicable, such Matching Contributions or Discretionary Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code Section 401(k).

          (d) In the event that this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the ADP of Employees as if all such plans were a single plan.

               For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.

          (e) For purposes of determining the ADP of a Participant who is a 5-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Basic Contributions (and Matching contributions or Discretionary Contributions, or both, if treated as Basic Contributions for purposes of the ADP test) and Earnings of such Participant shall include the Basic Contributions (and, if applicable, Matching Contributions or Discretionary Contributions, or both) and Earnings for the Plan Year of Family Members (as defined in Code Section 414(q)(6)). Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate employees in determining the ADP both for Participants who are Non-highly Compensated Employees and for Participants who are Highly Compensated Employees.

          (f) For purposes of applying the ADP test, Basic Contributions, Matching Contributions and Discretionary Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.

          (g) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Matching Contributions or Discretionary Contributions, or both used in such test.

          (h) The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

          (i)  "Actual Deferral Percentage" shall mean, for a specified group of
               ----------------------------
               Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of Employer contributions actually paid over to the Trust on behalf of such Participant for the Plan Year to (2) the Participant's Earnings for such Plan Year (whether or not the Employee was a Participant for the entire Plan Year). Employer contributions on behalf of any Participant shall include: (1) any Basic Contributions made pursuant to the Participant's salary reduction election, including Excess Basic Contributions of Highly Compensated Employees, but excluding (a) Excess Basic Contributions of Non Highly Compensated Employees that arise solely from Basic Contributions made under the Plan or plans of the Employer and (b) Basic Contributions that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Basic contributions); and (2) at the election of the Employer, Matching Contributions and Discretionary Contributions. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Basic contributions shall be treated as a Participant an whose behalf no Basic Contributions are made.

          (j)  "Highly Compensated Employee" includes Highly Compensated Active
               -----------------------------
               Employees and Highly Compensated Former Employees. A Highly Compensated Active Employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year: (i) received compensation from the Employer in excess of $75,000.00 (as adjusted pursuant to Code
               Section 415(d)); (ii) received compensation from the Employer in excess of $50,000.00 (as adjusted pursuant to Code Section 415(d)) and was a member of the top-pay group for such year; or
               (iii) was an officer of the Employer and received compensation during such year that is greater than 50% of the dollar limitation in affect under Code Section 415(b)(1)(A). The term Highly Compensated Employee also includes: (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most compensation from the Employer during the determination year; and (ii) Employees who are five percent owners at any time during the look back year or determination year. If no officer has satisfied the compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year-shall be treated as a Highly Compensated Employee. For this purpose, the determination year shall be the Plan Year. The look-back year shall be the 12-month period immediately preceding the determination year. A Highly Compensated Former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a Highly Compensated Active Employee for either the separation year or any determination year ending an or after the employee's 55th birthday. If an Employee is, during a determination year or look-back year, a family member of either a 5% owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of compensation paid by the Employer during such year, then the Family Member and the 5% owner or top-ten highly compensated Employee shall be aggregated. In such case, the Family Member and 5% owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving compensation and plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the Family Member and 5% owner or top-ten Highly Compensated Employee. For purposes of this section, Family Member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants. The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees and the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Code Section 414(q) and the regulations issued thereunder.

3.3       Change in Amount of Contributions. The percentage or flat whole dollar
          ---------------------------------
          amount of Earnings designated by the Participant as Basic and/or Supplemental Contributions under Section 3.1 will continue in effect, notwithstanding any change in Earnings, until the Participant elects to change such percentage or flat whole dollar amount. A Participant, by filing a written election form with the Plan Administrator, may change the percentage or flat whole dollar amount of Basic and/or Supplemental Contributions effective no later than the first day of the calendar month following 30 days after receipt of the election by the Plan Administrator. A Participant who makes an election under this Section 3.3 may not make another election to be effective before the first pay period following 90 days after the effective date of the prior election.

  3.4     Suspension of Contributions.  A Participant, by filing a written
          ---------------------------
          election with the Plan Administrator, may elect to suspend either Basic and/or Supplemental Contributions. Such suspension will become effective no later than the first pay period following 30 days after receipt of the election by the Plan Administrator. A Participant who suspends all Basic Contributions may not resume Basic Contributions until the first pay period following 90 days after the effective date of the suspension. A Participant may elect to suspend Supplemental Contributions without suspending Basic Contributions.

          In order to resume making Basic and/or Supplemental Contributions, the Participant must follow the procedures outlined in Section 2.3 for new Participants. A Participant will not be permitted to make up suspended contributions. Except as provided in Section 3.7 a Participant's Basic and/or Supplemental Contributions will be suspended automatically for any pay period in which the Participant is not in receipt of Earnings. A Participant's Basic and/or Supplemental contributions will be suspended automatically upon termination of the employee's status as an Eligible Employee of the Employer or upon transfer of the Participant to an Affiliated Company which has not adopted this Plan.

3.5       Supplemental Contributions.  A Participant will be permitted to make
          --------------------------
          Supplemental Contributions under this Plan even if the Participant has elected to not make Basic Contributions.

3.6       Remittance of Contributions.  A Participant's Basic and/or
          ---------------------------
          Supplemental Contribution amounts will be remitted to the Trustee to be held in an interest bearing "suspense account," as determined by the Trustee, for a period not to exceed the Valuation Date for the calendar year quarter in which the contributions were made, whereupon said contributions and earnings thereon will be allocated to the Funds according to the Participant's election.

3.7       Periods of Absence.  A Participant who is on a leave of absence with
          ------------------
          the Employer's consent or in military service in conformity with the Employer's policies may continue to make Basic and/or Supplemental Contributions under the Plan if Earnings are being continued by the Employer.

3.8       Termination of Contributions.  Contributions by or on behalf of a
          ----------------------------
          Participant will terminate coincident with the date the Participant terminates employment for any reason, including retirement or death. Notwithstanding the foregoing and any provisions of the Plan to the contrary, and in accordance with the Sale Agreement (the "Sale Agreement") between Meridian Bank and Fidelity National Financial, Inc. ("Fidelity"), Participants in the Plan who are Employees of Meridian Title Insurance Company and its subsidiaries, a participating Affiliated Company within the meaning of
          Section 1.2, on December 31, 1991, and Participants who are Employees of Meridian Bank and are providing consulting services to Fidelity in accordance with the terms of the Sale Agreement, may no longer make Basic Contributions to the Plan effective as of January 1, 1992.

3.9       Rollover Contributions.
          ----------------------

          (a)  Crediting of "Rollover Contributions".  Any Participant may, with
               -------------------------------------
               the approval of the Committee, make a "Rollover Contribution" as defined in Section 3.9(b). The amount of any Rollover Contribution shall be credited to a separate subaccount in the Participant's Account as of the date the Rollover Contribution is made. A Participant's Rollover Contribution will be remitted to the Trustee to be held in an interest-bearing "suspense account," as determined by the Trustee, for a period not to exceed the Valuation Date for the calendar year quarter in which such contribution was made, whereupon such contribution and earnings thereon will be allocated to the Funds according to the Participant's election. A Rollover Contribution shall be treated in the same manner as an after-tax Supplemental Contribution for purposes of investment and distribution and shall be fully vested on the date of contribution. The limitations of Section 4.4 shall not apply to Rollover Contributions as defined in Section 3.9(b). All Rollover Contributions shall be in cash and/or other property acceptable to the Trustee.

          (b)  Definition of "Rollover Contribution".  The term "Rollover
               -------------------------------------
               Contribution" means the contribution of a "Rollover Amount," as defined in Section 3.9(c), to the Trustee on or before the sixtieth day immediately following the day the contributing Participant receives the Rollover Amount.

          (c)  Definition of "Rollover Amount".  The term "Rollover Amount"
               -------------------------------
               means:

                     (i) The entire amount, subject to the limitations below
                         (including money and any other property) in an Individual Retirement Account or Individual Retirement Annuity [as defined in Code Section 408 maintained for the benefit of the Participant making the Rollover Contribution, which amount has been distributed from such Individual Retirement Account or Individual Retirement Annuity; or

                    (ii) Part or all of the amount received by such Employee
                         from a trust described in Section 401(a) of the Code which is exempt from tax under Section 501(a) of the Code.

          Such amount shall, however, only constitute a Rollover Amount if the amount described in Section 3.9(c)(i) or (ii) is solely attributable to a plan termination distribution, as that term is described in Code
          Section 402(a)(5), or to a lump sum distribution, as defined in Code
          Section 402(e)(4)(A), from either a trust described in Code Section 401(a) or from an annuity plan described in Code Section 403(a), plus the earnings thereon. The term, Rollover Amount, does not include any amount which is attributable to a distribution from a trust or annuity plan if the Participant who received the distribution was self employed, within the meaning of Code section 401(c)(1), at the time contributions to such trust or annuity plan were made on his or her behalf. The term Rollover Amount does not include the amount of any employee contributions distributed from a trust or annuity plan. For purposes of rolling over property other than money under this Section 3.9(c), the transfer of an amount equal to any portion of the proceeds from the sale of property received in the distribution, including any excess in fair market value of property on the date of sale over the fair market value on distribution, shall constitute a Rollover Amount.

          The account balances of any Employee who is a participant in any qualified defined contribution retirement plan which is merged or consolidated with this Plan, or the assets of which are transferred to this Plan, will be transferred to the Plan on the effective date of such merger, consolidation or transfer. The Trustee shall credit the fair market value of such transferred assets to the Participant's Prior Account as of the date of the transfer. The value of such Participant's Prior Account will be invested in, and allocated among, the investment Funds under this Plan in a similar manner as invested under the prior plan.

3.10      Vesting in Contributions.  A Participant shall be fully vested in all
          ------------------------
          contributions made under this Article III, including any amounts included under Section 3.9 and amounts of income earned thereon.

3.11      Distribution of Excess Contributions.
          ------------------------------------

          (a) Notwithstanding any other provision of this plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employee. Excess Contributions of Participants who are subject to the family member aggregation rules of Code Section 414(q)(6) shall be allocated among the family members in proportion to the Basic Contributions (and amounts treated as Basic Contributions) of each family member that is combined to determine the combined ADP.

          (b) Excess Contributions shall be treated as annual additions under the Plan.

          (c) Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is the sum of: (1) income or loss allocable to the Participant's Account balance attributable to Basic Contributions (and, if applicable, Matching Contributions or Discretionary Contributions, or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator is the Participant's Account balance attributable to Basic Contributions (and Matching Contributions or Discretionary Contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year, and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

          (d) Excess Contributions shall be distributed from the Participant's Account relating to Basic Contributions and Matching Contributions (if applicable) in proportion to the Participant's Basic Contributions and Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant's Account relating to Discretionary Contributions only to the extent such Excess Contributions exceed the balance in the Participant's Account relating to Basic Contributions and Matching Contributions.

          (e) "Excess Contributions" shall mean, with respect to any Plan Year, the excess of:

                    (i) The aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly Compensated. Employees for such Plan Year, over

                   (ii) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

          (f)  Recharacterization.  A Participant may treat his or her Basic
               ------------------
               Contributions as an amount distributed to the Participants and then contributed by the Participants to the Plan. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Basic Contributions. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amounts in combination with any other Employee contributions made by that Employee would exceed any stated limits under the Plan on Employee Contributions.

               Recharacterization must occur no later than two and one-half months after the last day of the Plan Year in which such Excess Contributions arose and were deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participants for the Participant's tax year in which the Participants would have received them in cash.

3.12      Limitations on Supplemental Contributions and Matching Contributions.
          --------------------------------------------------------------------

          (a) The Average Contribution Percentage ("ACP") for Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                    (i) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 1.25; or

                   (ii) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by two (2), provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who are non-highly Compensated Employees by more than two (2) percentage points.

          (b) Multiple Use. If one or more Highly Compensated Employees participate in both a cash or deferred arrangement and a plan subject to the ACP test maintained by the Employer and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees who also participate in a cash or deferred arrangement will be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if both the ADP and ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-highly Compensated Employees.

          (c) For purposes of this section, the contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k) that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code Section 401(m).

          (d) In the event that this Plan satisfies the requirements of Code Sections 401(m), 401(a) (4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For plan years beginning after December 31, 1989, plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same plan year.

          (e) For purposes of determining the Contribution Percentage of a Participant who is a five-percent owner or one of the tan most highly-paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and compensation for the Plan Year of Family Members (as defined in Code Section 414(q)(6)). Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for Participants who are Nonhighly Compensated Employees and for Participants who are Highly Compensated Employees.

          (f) For purposes of determining the Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the trust. Matching Contributions and Discretionary Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

          (g) The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Matching Contributions or Discretionary contributions, or both, used in such test.

          (h) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                    (i)  "Aggregate Limit" shall mean the sum of (i) 125 percent
                         -----------------
                         of the greater of the,ADP of the Non-highly Compensated Employees for the Plan Year or the ACP of Non-highly Compensated Employees under the Plan subject to Code
                         Section 401(m) for the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement and (ii) the lesser of 200 percent or two plus the lesser of such ADP or ACP.

                   (ii)  "Average Contribution Percentage" shall mean the
                         ---------------------------------
                         average of the Contribution Percentages of the Eligible Participants in a group.

                  (iii)  "Contribution Percentage" shall mean the ratio
                         -------------------------
                         (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Earnings for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

                   (iv)  "Contribution Percentage Amounts" shall mean the sum of
                         ---------------------------------
                         the Supplemental Contributions, Matching Contributions, (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching

                         Contributions that are forfeited either to correct Excess Aggregate contributions or because the contributions to which they relate are Excess Basic Contributions, Excess Contributions or Excess Aggregate Contributions. The Employer may elect to include Discretionary Contributions in the Contribution Percentage Amounts. The Employer also may elect to use Basic Contributions in the Contribution Percentage Amounts so long as the ADP test is met before the Basic Contributions are used in the ACP test and continues to be met following the exclusion of those Basic Contributions that are used to meet the ACP test.

                    (v)  "Eligible Participant" shall mean any Employee who is
                         ----------------------
                         eligible to make a Supplemental Contribution, or a Basic Contribution (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures). If a Supplemental Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an eligible Participant on behalf of whom no Employee Contributions are made.

                    (vi) "Employee Contribution" shall mean any contribution
                         -----------------------
                         made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

                   (vii) "Matching Contribution" shall mean, for purposes of
                         -----------------------
                         this section, an Employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of a Supplemental contribution made by such Participant, or on account of a Participant's Basic Contributions, under a plan maintained by the Employer.

3.13      Distribution of Excess Aggregate Contributions.
          ----------------------------------------------

          (a) Notwithstanding any other provision of this Plan, Excess Aggregate contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions of Participants who are subject to the Family Member aggregation rules of Code Section 414(q)(6) shall be allocated among the family members in proportion to the Employee and Matching Contributions (or amounts treated as Matching Contributions) of each family member that is combined to determine the combined ACP. If such Excess Aggregate Contributions are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate contributions shall be treated as Annual Additions under the Plan.

          (b) Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contribution is the sum of:

               (1) income or loss allocable to the Participant's Account relating to Supplemental Contributions, Matching Contributions (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Basic Contributions and Discretionary Contributions of the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's Account balance(s) attributable to Contributions Percentage Amounts without regard to any income or loss occurring during such Plan Year; and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

          (c) Forfeitures of Excess Aggregate Contributions may either be reallocated to the accounts of Nonhighly

               Compensated Employees or applied to reduce Employer contributions.

          (d) Excess Aggregate Contributions shall be forfeited, if forfeitable or distributed on a pro-rata basis from the Participant's Supplemental Contribution account, Matching Contribution account (and, if applicable, the Participant's Basic Contribution account or Discretionary Contribution account, or both).

          (e) "Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of:

                    (i) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made an behalf of Highly Compensated Employees for such Plan Year, over

                   (ii) The maximum Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made an behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

               Such determination shall be made after first determining Excess Basic Contributions pursuant to Section 3.1 and then determining Excess Contributions pursuant to Section 3.11.

                                  ARTICLE IV
                                  ----------

                        EMPLOYER MATCHING CONTRIBUTIONS
                        -------------------------------

4.1       Amount of Employer Matching Contributions.  Subject the limitations of
          -----------------------------------------
          Section 4.4, Employer Matching Contributions shall be made in such amounts and at such times as are provided in Article XV. Any such Employer Matching Contribution may be made only from the profits for the current year and/or accumulated earned surplus. The Employer, in its sole discretion, may make contributions in any Plan Year on behalf of any other participating Affiliated Company to the extent such other Employer is prevented from making a contribution which it would otherwise have made under the Plan for such Plan Year by reason of having no current or accumulated profits or surplus or because such profits or surplus are less than the contributions it would otherwise have made. Any such contribution will be deemed for all purposes, other than deductibility under the Code, to have been made by the Employer employing the Participants benefiting from the contribution.

          A Limited Participant or any Participant who is    compensated on a
          commission-only basis will not be entitled to any Employer Matching Contribution under this Section 4.1.

          Notwithstanding the foregoing and any provisions of the Plan to the contrary, and in accordance with the Sale Agreement between Meridian Bank and Fidelity, Participants in the Plan who are Employees of Meridian Title Insurance Company and its subsidiaries, a participating Affiliated Company within the meaning of Section 1.2, an December 31, 1991, and Participants who are Employees of Meridian Bank and are providing consulting services to Fidelity in accordance with the terms of the Sale Agreement, are not, effective as of January 1, 1992, eligible to receive an Employer Matching Contribution under this
          Article IV as provided in Article XV.

4.2       Investment of Employer Matching Contributions.  Employer Matching
          ---------------------------------------------
          Contributions made an behalf of Full Participants shall be invested as provided in Article XV.

4.3       Remittance of Employer Matching Contributions.  Employer Matching
          ---------------------------------------------
          Contributions shall be remitted to the Trustee in the form of cash as of each pay period but no later than the last day of the calendar quarter to which they relate. An Employer Matching contribution will be made only for those Eligible Employees who are still Full Participants as of the Valuation Date and who have made eligible Basic Contributions. However, any Full Participant who receives a benefit under Sections 7.1 and 7.2 will also receive an Employer Matching Contribution on Basic Contributions attributable to the calendar year quarter in which Normal Retirement or death occurs.

4.4       Annual Addition Limitation:
          --------------------------

          (a)  General Rule.  Notwithstanding any other provision of this Plan
               ------------
               to the contrary, in no event shall the Annual Addition to a Participant's Account for any Limitation Year exceed the lesser of (i) $30,000 (or such other limit as may be the maximum permissible pursuant to the provisions of Section 415 of the Code and the rulings, announcement and regulations issued thereunder), or (ii) twenty-five percent (25%) of such Participant's Limitation Compensation.

               Any excess resulting from these limits [such as in the case of a reasonable error in estimating a Participant's compensation or similar circumstances permitted under Treasury Reg. (S)1.415-6(b)(6)] shall be used to reduce (in order of priority) Supplemental Contributions, Employer Matching Contributions and, if necessary, Basic Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for the affected Participant if such Participant is covered by the Plan as of the end of the Limitation Year. If the affected Participant is not covered by the Plan as of the end of the Limitation Year, such excess amounts shall be held in an unallocated suspense account for the Limitation Year, the earnings of which shall be applied against the administrative costs of the Plan and otherwise treated as investment yield of the Trust Fund. In the following Limitation Year, the amounts held in the suspense account shall be allocated and reallocated among the other Participants, before any amounts representing contributions are allocated to the Participant's Accounts for such Limitation Year. For the purposes hereof, the amounts contributed to any Defined Contribution Plan maintained by the Company or Affiliated Company shall be aggregated with contributions made by the Employer under this Plan for any Employee in computing the Annual Addition limitations.

          (b)  Limitation for Participant Covered by the Plan and a Defined
               ------------------------------------------------------------
               Benefit Plan.  If any Participant in this Plan is covered by a
               ------------
               Defined Benefit Plan of the Company or an Affiliated Company, the decimal equivalent of the sum of the Defined Benefit Plan fraction (as determined under Section 4.4(b)(i) below] and the Defined Contribution Plan fraction [as determined under Section 4.4(b)(ii) below] with respect to that Participant for any Limitation Year shall not exceed one (1). If the sum of the Defined Benefit Plan fraction and the Defined Contribution Plan fraction with respect to any Participant for any Limitation Year would otherwise exceed one, the Participant's Projected Annual Benefit under the Defined Benefit Plan,for such Limitation Year shall be reduced to the extent necessary to comply with such limitation.

                 (i)  Defined Benefit Plan Fraction.  For purposes of this
                      -----------------------------
                      Section 4.4, the Defined Benefit Plan fraction applicable to a Participant for any Limitation Year is a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefit under all Defined Benefit Plans, whether or not terminated, maintained by the Employer (determined as of the close of such Limitation Year), and the denominator of which is the lesser of:

                    (A) the product of 1.25, multiplied by the dollar limitation in effect under Code Sections 415(b) and (d) for such Limitation Year, or

                    (B)  the product of

                           (i)  1.4, multiplied by

                          (ii) the amount which may be taken into account under Code Section 415(b)(1)(B) with respect to such Participant under the Plan for such Limitation Year.

               Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Benefit Plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the Annual

               Benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the Defined Benefit Plans individually and in the aggregate satisfied the requirements of Code Section 415 for, all limitation years beginning before January 1, 1987.

                (ii)  Defined Contribution Plan Fraction.  For purposes of
                      ----------------------------------
                      this Section 4.4, the Defined Contribution Plan fraction which is applicable to a Participant for any Limitation Year is a fraction,

                    (A) the numerator of which is the sum of the Annual Additions to the Participant's Account under this Plan and all other Defined Contribution Plans, whether or not terminated, maintained by the Employer (including Annual Additions attributable to Participant contributions under any Defined Benefit Plan, whether or not terminated, maintained by the Employer), as of the close of such Limitation Year and for all prior Limitation Years and the Annual Additions attributable to all welfare benefit funds, as defined in Code
                         Section 419(e), and individual medical accounts, as defined in Code Section 415(1)(2), maintained by the Employer; an d

                    (B) the denominator of which is the sum of the lesser of the following amounts determined for such Limitation Year and for each prior Limitation Year of the Participant's Service with the Company or an Affiliated
                         Company:

                         (1)  the product of

                              (AA)  1.25 multiplied by

                              (BB) the dollar limitation in effect under Code Sections 415(b) and (d) in effect under Code
                                    Section 415(c)(1)(A) for such Limitation
                                    Year

                                    [determined without regard to Code Section
                                    415(c)(6)], or

                         (2)  the product of

                              (AA)  1.4, multiplied by

                              (BB) the amount which must be taken into account under Code Section 415(c)(1)(B) [or Code
                                    Section 415(c)(7) or (8), if applicable] with respect to such Participant under the Plan for such Limitation Year .

               If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Contribution Plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Plan Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

               The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as Annual Additions.

          (c)  Definitions.  For purposes of this Section 4.4, the following
               -----------
               terms shall have the following meanings:

                 (i)  "Annual Additions" shall mean with respect to any
                      ------------------
                      Participant, the sum, for any Limitation Year, of:

                    (A) Employer and Affiliated Company contributions, including salary reduction contributions, under any Defined Contribution Plan of the Employer or Affiliated Company;

                    (B) Participant contributions, other than salary reduction contributions, under any Defined Contribution Plan or any Defined Benefit Plan of the Employer, if any;

                    (C)  Forfeitures; and

                    (D) Amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415
                         (1) (2) of the Code, which is part of a pension or annuity plan maintained by the Employer are treated as Annual Additions to a Defined Contribution Plan. Also amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in code
                         Section 419(e), maintained by the Employer are treated as Annual Additions to a Defined Contribution Plan.

                 (ii)    "Annual Benefit" shall mean:
                         ---------------------------

                      (A) A benefit which is payable annually to a Participant in the form of a straight life annuity under a Defined Benefit Plan. Such benefit shall not include any benefits attributable to Participant Contributions or Rollover Contributions. Where there is a transfer of assets or liabilities from one qualified plan to another, the Annual Benefit attributable to the assets transferred shall not be taken into account by the transferee plan in applying the limitations of Section 415 of the Code. The Annual Benefit payable on account of the transfer for any individual that is attributable to the assets transferred shall be equal to the Annual Benefit transferred on behalf of such individual multiplied by a fraction, the numerator of which is the total assets transferred and the denominator of which is the total liabilities transferred.

                      (B) Where a Defined Benefit Plan provides a retirement benefit in any form other than a straight life annuity, the plan benefit shall be adjusted to a straight life annuity beginning at the same age, which is the actuarial equivalent of such benefit determined in accordance with the rules of the Commissioner of Internal Revenue.

                (iii)  "Defined Benefit Plan" shall mean any plan described
                       ----------------------
                       in Section 415(k)(1) of the Code which is not a Defined Contribution Plan.

                 (iv)  "Defined Contribution Plan" shall mean any plan
                       ---------------------------
                       described in Section 415(k)(1) of the Code which provides for an individual account for each Participant and for benefits based solely upon the amount contributed to the Participant's account and any income, expenses, gains and losses, and any forfeitures of accounts of other Participants which may be allocated to such Participant's account.

                  (v)  "Limitation Compensation" shall mean, with respect to
                       -------------------------
                       any Participant, such Participant's total compensation for any Limitation Year as determined in accordance with
                       Section 415 of the Code and the regulations thereunder. If, in a particular Limitation Year, a previously effective election to use accrued compensation is revoked or an election to use accrued compensation is made, any amounts taken into account for compensation purposes for any preceding Limitation Year may not be counted again in determining compensation for the particular Limitation Year.

                 (vi)  "Limitation Year" shall mean the twelve (12)
                       -----------------
                       consecutive-month period ending December 31.

                (vii)  "Maximum Permissible Amount" shall mean the maximum
                       ----------------------------
                       Annual Addition that may be
                       contributed or allocated to a Participant's Account under the Plan for any Limitation Year shall not exceed the lesser of:

                     (A)  $30,000.00; or

                     (B)  25 percent of the Participant's Limitation
                          Compensation.

                     The compensation limitation referred to in (B) shall not apply to any contribution for medical benefits (within the meaning of Code section 401(b) or 419A(f)(2)) which is otherwise treated as an Annual Addition under Code Section 415(l)(1) or 419A(d)(2).

                     If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed the defined contribution dollar limitation multiplied by the following fraction:

                     Number of months in the short Limitation Year
                     ---------------------------------------------
                                          12

                     For any Plan Year in which no more than one third of Employer Matching Contributions to the Plan are allocated to Highly Compensated Employees (within the meaning of Code
                     Section 414(q)) the dollar limitation in (A) above shall be increased by the lesser of the amount of such dollar limitation computed without regard to this sentence or the amount of Company Stock contributed as or purchased with Employer Matching Contributions to the Plan for such Plan Year. Effective for Limitation Years beginning on or after January 1, 1986, the dollar limitation shall be adjusted for increases in the cost of living in accordance with Treasury regulations under Section 415(d) of the Code .

               (viii)  "Projected Annual Benefit" shall mean the Annual
                       --------------------------
                       Benefit to which a Participant in a Defined Benefit Plan would be entitled under the terms of the Defined Benefit Plan, based upon the following assumptions:

                     (A) The Participant will continue employment until reaching Normal Retirement Age as determined under the terms of the Defined Benefit Plan (or current age, if that is later);

                     (B) The Participant's Limitation Compensation for the Limitation Year under consideration will remain the same until the date the Participant attains the age described in Section 4.4(c)(viii)(A) above; and

                     (C) All other relevant factors used to determine benefits under the Defined Benefit Plan for the Limitation Year under consideration will be constant for all future Limitation Years.

4.5       Effect of Suspension of Participant Basic Contributions on Employer
          -------------------------------------------------------------------
          Matching Contributions.  A Full Participant's Basic Contributions for
          ----------------------
          a calendar year quarter which are made prior to the effective date of any suspension shall be entitled to receive an Employer Matching Contribution as of the next following Valuation Date, provided that the Full Participant is still an Eligible Employee as of that date.

4.6       Vesting in Employer Matching Contributions.  A Full Participant will
          ------------------------------------------
          be 100% immediately vested in any Employer Matching Contributions made to the Participant's Account.

4.7       Return of Contributions.  Notwithstanding any Plan provision to the
          -----------------------
          contrary, this Plan is established on the express condition that it will be considered, by the Internal Revenue Service, as qualifying under provisions of the Code. In the event that the internal Revenue Service refuses to act favorably with respect to a timely request for a determination that the Plan qualifies under the Code, the Plan will be of no effect and the value of all contributions made by the Employer and Employees will be returned to the Employer and Employees, respectively, within one year from the date of the denial of the determination. Furthermore, if, or to the extent that, the Employer's deduction for contributions made to the Plan is disallowed, the Employer will have the right to obtain the return of any such contributions for a period of one year from the date of disallowance, and if an Employer's contribution to the Plan is made by a mistake in fact, the Employer will have the right to obtain the return of such contribution for a period of one year from the date the contribution was made.

                                   ARTICLE V
                                   ---------

                          INVESTMENT OF CONTRIBUTIONS
                          ---------------------------

5.1 Investment of Basic and Supplemental Contributions. At the time an Eligible Employee elects to become a Participant, the Participant shall instruct the Committee in writing to invest any Basic Contributions to the Plan in Fund A, Fund B, Fund C and/or Fund D, provided that the amount invested in any Fund shall be a whole percentage of such Participant's contribution.

          The investment election by a Participant will continue in effect until changed by the Participant. Effective April 1, 1992, a Participant, by filing a written election with the Plan Administrator may change the investment election quarterly with respect to future contributions effective on the next following April 1, July 1, October 1 or January 1, whichever applies, after receipt of the election by the Plan Administrator.

          Any Supplemental Contributions to the Plan will be invested in the same manner as Basic Contributions.

5.2       Investment of Employer Matching Contributions.  Employer Matching
          ---------------------------------------------
          Contributions shall be invested in the same manner as Basic Contributions in accordance with the requirements of Article XV hereof and subject to the implementation provisions of Section 15.1.

5.3       Maximum Investment in Company Stock.  It is explicitly provided that
          -----------------------------------
          un to 100% of the Trust assets' attributable to Employer contributions may be invested in Company common or preferred stock.

5.4       Transfer of Investments.  A Participant, by filing a written election,
          -----------------------
          may transfer all or a portion of his balance in any one or more of Funds A, B, C, or D, to another Fund or Funds (other than to Fund 1 or Fund 2); provided, however, that the amount transferred from one Fund to another Fund shall be a whole percentage of such Participant's balance in the Fund from which the transfer is made. Effective April 1, 1992, any transfer among the Funds shall become effective on the first day of the calendar quarter next following the Valuation Date after the date such written election to transfer is received by the Plan Administrator. Only one transfer is permitted under this Section
          5.4 in any Plan Year. Transfers to Fund 1 or Fund 2 are not permitted under this Plan.

                                  ARTICLE VI
                                  ----------

                      VALUATION OF PARTICIPANTS' ACCOUNTS
                      -----------------------------------

6.1       Individual Accounts.  The Committee shall create and maintain adequate
          -------------------
          records to disclose the interest in the Trust of each Participant, former Participant and Beneficiary. Such records shall be in the form of individual accounts, and credits and charges shall be made to such accounts in the manner herein described. When appropriate, a Participant shall have two separate accounts: Participant's Account and Participant's Prior Account. Each Account shall be maintained with appropriate subaccounts to reflect the Participant's type of contribution and investment choices selected from the Funds offered under Section 1.17. The maintenance of individual Accounts is for accounting purposes only, and a segregation of the assets of the Trust to each Account and/or subaccount shall not be required. Distributions, withdrawals and loans made from an account shall be charged to the Account as of the date paid.

6.2       Allocation of Trust Fund Income.
          -------------------------------

          (a) As of each Valuation Date, the Committee shall value all Trust assets at current fair market value and shall determine the income of Fund A, Fund B, Fund C and Fund D for the three months then ended. In determining the current fair market value of any Trust asset other than Company common stock, the Committee shall use whatever valuation method it deems best, provided that such method is consistently applied and is permitted under applicable law. In determining the fair market value of Company common stock, unless otherwise provided by applicable law, the Committee shall use (1) if the Company common stock is then traded in the over-the-counter market, the closing sale price (as reported in the National Market System by NASDAQ with respect to such stock) for the day during which the most recent trade of such stock has occurred, including the current Valuation Date, or (2) if the Company common stock is then traded an a securities exchange (or exchanges), the closing sale price for the day during which the most recent trade of such stock has occurred, including the current Valuation Date.

               In determining the income of the respective Funds, expenses directly attributable to a particular

               Fund shall be allocated thereto, while expenses not directly attributable to a particular Fund shall be apportioned among the several Funds in the proportion that the fair market value of each such Fund as of the immediately preceding Valuation Date bears to the total value of all the Funds on such immediately preceding Valuation Date.

          (b) The income determined for a particular Fund pursuant to subsection (a) shall be allocated to those Participants, former Participants and Beneficiaries who have subaccount balances in such Fund as of the current Valuation Date in the proportion that each such subaccount balance as of the immediately preceding Valuation Date (less withdrawals since such date) bears to the total of all such subaccount balances on such immediately preceding Valuation Date (less withdrawals since such date), including any Basic, Supplemental and Employer Matching Contributions made after such immediately preceding Valuation Date but allocated to such subaccounts as of such day.

          (c) The assets of the several Funds shall be valued in accordance with the requirements hereof and of Article XV.

6.3       Allocation of Employer Matching Contributions.  In accordance with the
          ---------------------------------------------
          requirements of Article XV hereof, as of each Valuation Date, the Committee shall allocate the amount of Employer Matching Contributions for that calendar year quarter then ended to the Accounts of Full Participants employed by the Employer on the Valuation Date. The allocation to each Participant's Account shall be equal to the amount of the Full Participant's Basic Contribution, up to a maximum of 6% of Earnings, and subject to the limitations of Section 4.4.

6.4       Limitations on Allocation of Employer Matching Contributions.  No Full
          ------------------------------------------------------------
          Participant shall receive an allocation of Employer Matching Contributions to the extent such allocation would cause the Annual Addition with respect to such Full Participant to exceed the limits then prescribed by Code Section 415(c)(1), nor shall a Full Participant receive an allocation of Employer Matching Contributions to the extent such allocation would violate the provisions of Section
          4.4 of this Plan.

6.5       Crediting of Basic and Supplemental Contributions. Basic and/or
          -------------------------------------------------
          Supplemental Contributions made by a Participant pursuant to Section
          3.1 shall be credited to the Participant's Account on the Valuation Date coincident with or next following the day on which such contributions are deducted from the Participant's Earnings.

6.6       Temporary Limitation on Allocations.  If it appears to the Committee
          -----------------------------------
          that, for any relevant Limitation Year, the provisions of section 6.4 may apply to limit amounts otherwise allocable to any Participant, the Committee may, notwithstanding anything contained herein to the contrary, temporarily restrict allocations with respect to such Participant until it can be ascertained whether such sections apply for the Limitation Year.

                                  ARTICLE VII
                                  -----------

                                 PLAN BENEFITS
                                 -------------

7.1       Normal Retirement.  Upon termination of employment on or after the
          -----------------
          Participant's Normal Retirement Age, other than by reason of death, a Participant shall be entitled to a benefit based on the combined balance of the Participant's Account and Participant's Prior Account distributed in a manner provided in Article VIII.

7.2       Death.  In the event of the death of a Participant prior to
          -----
          commencement of benefits described in Sections 7.1 and 7.3, the Participant's Beneficiary shall be entitled to a benefit based on the combined balance of the Participant's Account and Participant's Prior Account distributed in a manner provided in Article VIII.

7.3       Other Termination of Employment.  Upon termination of employment prior
          -------------------------------
          to the Participant's Normal Retirement Age for any reason other than death, including Total Disability, a Participant shall be entitled to a benefit based on the combined balance of the Participant's Account and Participant's Prior Account distributed in a manner provided under
          Article VIII.

7.4       Beneficiary.  Each Participant will designate the Beneficiary (along
          -----------
          with alternate Beneficiaries) to whom, in the event of the Participant's death, any benefit is payable hereunder. Each Participant has the right, from time to time, to change any designation of Beneficiary and such change automatically revokes any prior designation. A designation or change of Beneficiary must be in writing on forms supplied by the Plan Administrator and any Change of Beneficiary form will not become effective until the change of Beneficiary is filed with the Plan Administrator whether or not the Participant is alive at the time of such filing, provided, however, that any such change will not be effective with respect to any payments made by the Trustee in accordance with the Participant's last designation and prior to the time such change was received by the Plan Administrator. The interest of any Beneficiary who dies before the Participant will terminate unless otherwise provided. Effective as of August 23, 1984, a designation by a Participant of a Beneficiary other than his or her spouse will not be effective unless the Participant's spouse consents in writing to such designation. A spouses consent must acknowledge the effect of such designation and must be witnessed by a notary public. Spousal consent to a Participant's Beneficiary designation will not be required if it is established to the satisfaction of the Plan Administrator that spousal consent cannot be obtained because the Participant does not have a spouse, because the spouse cannot be located or because of such other circumstances as may be prescribed in Treasury regulations. Any consent by a spouse or any determination that such consent is not required will be effective only with respect to such spouse. If a Beneficiary is not validly designated, or is not living or cannot be found at the date of payment, any amount payable pursuant to this Plan will be paid to the spouse of the Participant, or if none surviving, to the Participant's surviving children in equal shares, or if none surviving, to the Participant's surviving parents in equal shares, or if none surviving, to the Participant's estate.

7.5       Transfers to Noncovered Employment.  If a Participant ceases to be an
          ----------------------------------
          Employee because of transfer to an Affiliated Company that is not an Employer under the Plan, all contributions to the Plan on behalf of the Participant will cease.

          The Participant's Account and Participant's Prior Account shall remain allocated among the Funds in accordance with the allocation in effect upon the Participant's transfer to an Affiliated Company. The Participant will continue as a Participant in the Plan in all respects except that there will be no further contributions to the Plan by or for the Participant.

7.6       Transfers from Noncovered Employment.  Any individual who becomes an
          ------------------------------------
          Eligible Employee under the Plan due to transfer from an Affiliated Company that is not an Employer under the Plan may elect to become a Participant in the Plan provided the Employee has met the eligibility requirements set forth in Sections 2.1 and 2.2. Such Eligible Employee may participate as of the first pay period following the date that the Employee satisfies the eligibility requirements of Sections
          2.1 and 2.2 or any pay period thereafter while employed by the Employer.

7.7       Total Disability.  A Participant who suffers a Total Disability may
          ----------------
          elect to continue making contributions to the Plan pursuant to the provisions of Section 3.7. Such Participant may also elect to have the value of the Participant's Account and Participant's Prior Account, distributed in accordance with Article VIII, provided, however, that such a distribution will require the consent of the Plan Administrator.

7.8       Valuation Date to be Used for Computation of Benefits.  If a
          -----------------------------------------------------
          Participant, former Participant or Beneficiary becomes entitled to a benefit pursuant to Sections 7.01, 7.02, 7.03 or Article IX, the value of the Account balances available to be distributed shall be determined as of the Valuation Date concurrent with or immediately preceding the event giving rise to the distribution, plus any Basic and/or Supplemental Contributions made after such date, less withdrawals made after such date. However, a Full Participant or Beneficiary who is entitled to a benefit pursuant to Sections 7.1 or
          7.2 will also receive Employer Matching Contributions or Basic Contributions' attributable to the calendar year quarter in which Normal Retirement or death occurs. If, however, the application of the preceding sentence would, in the opinion of the Committee, result in a material inequity with respect to the Participant or the remaining Participants, former Participants and Beneficiaries, it may provide for a special valuation of Trust assets, which special valuation shall be used to determine the amount of the distribution to be made.

          For purposes of Section 7.1, the event occasioning the benefit shall be the Participant's termination of employment on or after his Normal Retirement Age other than by reason of death. For purposes of Section 7.2, the event occasioning the benefit shall be the death of the Participant prior to the commencement of a benefit described in
          Section 7.1 or 7.3. For purposes of Section 7.3, the event occasioning the benefit shall be the date the Participant's employment terminates.

                                 ARTICLE VIII
                                 ------------

                              PAYMENT OF BENEFITS
                              -------------------

8.1       Form of Payment.  At the direction of the Participant (or the legal
          ---------------
          representative or Beneficiary of the Participant in the case of incapacity or death), and subject to the consent of the Plan Administrator and the provisions of the Plan, distribution of the Participant's Account and Participant's Prior Account will be made as follows:

          (a)  in a single cash lump sum, or

          (b) in equal annual installments over a time period not to exceed ten years, or

          (c) by such other methods of payment as may be adopted by the Plan Administrator according to uniform standards.

          A Participant or former Participant shall be entitled to elect, in writing as prescribed by the Committee, the form in which benefits are to be paid to the Participant or, in the event of his death, to the Beneficiary. The form of payment elected by a Participant or former Participant may differ from the form elected with respect to the Participant's Beneficiary. Such election may be made or changed at any time prior to the payment or commencement of benefits, but shall thereafter be irrevocable. In the absence of a valid election under this section, a Participant or former Participant shall be deemed to have elected a lump-sum distribution.

8.2       Lump-Sum Distributions.  A lump-sum distribution shall be paid in
          ----------------------
          cash, provided, however, that a Participant's or former Participant's interest (if any) in Fund C or Fund 2 may be liquidated, upon written request, by distribution of Company common stock. Distribution of a Participant's or former Participant's interest in Fund 1 shall be governed by the provisions of Article XV hereof.

8.3       Annual Installment Distributions.  For the Plan Year in which
          --------------------------------
          installment payments are to begin, the Participant's Account and Participant's Prior Account shall be valued in accordance with Section
          7.8 and then liquidated. The Trustee shall distribute, as the first annual installment, an amount equal to the quotient obtained by dividing the amount determined under the preceding sentence by the number of annual installments to be made, and shall thereupon transfer the remainder of such amount to a federally insured savings account established in the name of the Trustee. Each subsequent annual installment payment shall be made on the anniversary date of the first installment payment and shall be an amount equal to (i) the interest accrued in the savings account during the preceding year, plus (ii) an amount equal to the quotient obtained by dividing the principal then contained in such savings account by the remaining installments to be paid.

8.4       Time of Payment.  All distributions will be made in such form and at
          ---------------
          such times as the Plan Administrator may determine, but in no event later than 60 days after the end of the Plan Year containing the event which gave rise to a distribution, e.g., disability, termination of employment, death or retirement. Notwithstanding the previous sentence, effective as of January 1, 1985, if the value of a Participant's interest under the Plan exceeds or ever exceeded $3,500, an immediate distribution will not be made without the Participant's consent. If such Participant does not consent to an immediate distribution, distribution will be made or commence within 60 days after the close of the Plan Year in which the earlier of the Participant's death or 65th birthday occurs. If a Participant does not consent to an immediate distribution or elects to defer receipt of his distribution, the Participant's Account and Participant's Prior Account shall be valued in accordance with Section 7.8, then liquidated and transferred to an interest-bearing account established in the name of the Trustee on behalf of the Participant.

          Notwithstanding any other provision in the Plan to the contrary, the entire interest of any Participant under the Plan shall be distributed, in accordance with Treasury regulations as follows:

          (a) If the Participant is a 5-percent owner of the Employer, as defined in Section 416 of the Code, with respect to the Plan Year ending with or within the calendar year on which such Participant attains age 70-1/2, the distribution of such Participant's entire interest under the Plan must be made or commence no later than the April 1 following the calendar year in which such individual attains age 70-1/2. Distribution to a Participant other than a 5% owner of the Employer must be made or commence no later than the April 1 following the later of (i) the calendar year in which the Participant terminates his employment or (ii) the calendar year in which the Participant attains age 70-1/2.

          (b) If a Participant's entire interest under the Plan is not distributed in a lump sum, then such interest must be distributed
               (i) over a period which does not extend beyond the life expectancy of such Participant or (ii) over a period which does not extend beyond the joint life expectancy of such Participant and his Beneficiary.

          (c) If the Participant dies after the distribution of his or her interest has commended, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to such Participant's death.

          (d) If the Participant dies before distribution of his or her interest has commenced, such Participant's entire interest will be distributed no later than 5 years after such Participant's death. However, if a Participant's interest is payable to a designated Beneficiary over the life of such Beneficiary or over a period which does not extend beyond the life expectancy of such Beneficiary, such Participant's interest may be paid under such method of distribution, commencing no later than 1 year after such Participant's death.

8.5       Death of Participant Prior to Receiving Full Distribution.  If a
          ---------------------------------------------------------
          Participant dies after having terminated employment and prior to receiving full distribution of the value of the Participant's Account and Participant's Prior Account, the payments that would otherwise have been made to the Participant will be made in cash to the Beneficiary designated in accordance with Section 7.4.

8.6       General Limitations.  No method of distribution to a Participant under
          -------------------
          Section 8.1 may be made if it would result in the value of the interest of a Beneficiary, or a contingent annuitant who is not a spouse of the Participant, to exceed 50% of the value of the Participant's interest, both such values being determined as of the Valuation Date coincident with or preceding the event which gave rise to the distribution.

8.7       Distributions Upon Withdrawal of Participating Affiliated Company.
          -----------------------------------------------------------------
          Notwithstanding the foregoing and any provisions of the Plan to the contrary, the Trustee shall, as soon as it is administratively feasible following the withdrawal of a participating Affiliated Company, pay each Participant and Beneficiary, his Accrued Benefit in accordance with the provisions of this Article VIII.

                                  ARTICLE IX
                                  ----------

                    WITHDRAWALS AND LOANS DURING EMPLOYMENT
                    ---------------------------------------

9.1       Basic Contributions and Employer Matching Contributions.  No portion
          -------------------------------------------------------
          of a Participant's Account attributable to Basic Contributions or any investment earnings thereon, may be withdrawn except as provided for in Section 9.3. However, a Participant may withdraw the value of the Participant's Account attributable to Basic Contributions and Employer Matching Contributions, or any investment earnings thereon, upon retirement, death, Total Disability, termination of employment or attainment of age 59-1/2.

9.2       Supplemental Contributions.  Any Participant, by filing a written
          --------------------------
          request with the Plan Administrator, may elect to withdraw up to 100% of the amount of Supplemental Contributions, including any investment earnings thereon. Such withdrawal will be subject to the limitations set forth in Section 9.5.

9.3       Hardship Withdrawals.  A Participant, by filing a written request with
          --------------------
          the Plan Administrator, may withdraw all or a portion of the Participant's Account attributable to Basic Contributions and any investment earnings thereon attributable to contributions prior to December 31, 1988 and the amount of Basic contributions only for Plan Years beginning after December 31, 1988 only if:

          (a) the Participant withdraws 100% of the Participant's Account attributable to any Supplemental Contributions; and

          (b) the Participant withdraws 100% of the funds that are eligible for withdrawal from the Participant's Prior Account; and

          (c) the withdrawal is being made for the purpose of immediate and heavy financial needs; and

          (d) the amount of the withdrawal is not more than the value of the Participant's Account and Participant's Prior Account.

          (e)  for purposes of making the hardship withdrawal  under this section 9.3, the following are the only financial needs considered immediate and heavy: expenses previously incurred or necessary for medical care, as described in Code Section 213(d) of the Employee, the Employee's spouse, children, or dependents; the purchase (excluding mortgage payments) of a principal residence for the Employee; payment of tuition and related educational fees for the next 12 months of post-secondary education for the Employee, the Employee's spouse, children or dependents; the need to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee's principal residence, or, as a result of severe financial hardship, Employee being unable to pay his debts as they become due.

          (f) a distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if:

                 (i) the Employee has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer;

                (ii) all plans maintained by the Employer provide that the Employee's Basic Contributions (and Supplemental Contributions) will be suspended for 12 months after the receipt of the hardship distribution;

               (iii) distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); and

                (iv) all plans maintained by the Employer providing the Employee may not make Basic Contributions for the Employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such taxable year less the amount of such Employee's Basic Contributions for the taxable year of the hardship distribution.

          Such withdrawal and the amount thereof will be subject to the approval of the Plan Administrator.

9.4       Withdrawal from Participant's Prior Account.
          -------------------------------------------

          (a) Except as set forth in paragraph (b) below, a Participant may withdraw up to 100% of the value of any amounts in the Participant's Prior Account that are attributable to assets transferred to this Plan under Section 3.9, provided the Employer Contributions to be withdrawn had been held in the Plan or a prior plan described in section 3.9 for a period of not less than 24 consecutive months.

          (b) No portion of a Participant's Prior Account attributable to Employer Contributions made to the Meridian Bancorp, Inc. Profit Sharing and Deferred Compensation Plan (AM) and the Central Penn National Bank Employees' Deferred Compensation and Supplemental Income Plan after December 31, 1979, or any investment earnings thereon after December 31, 1979, or the Stock Purchase Program for Employees of Meridian Bancorp, Inc. and its Affiliated Companies (AM) after March 31, 1982, or any investment earnings thereon after March 31, 1982, may be withdrawn, except as provided for in Section 9.3.

9.5       Limitations on Withdrawals.  Any withdrawal under Article IX will be
          --------------------------
          subject to the following rules:

          (a) only one withdrawal under Section 9.2 and 9.4(a) may be made by a Participant in any calendar year.

          (b) The Committee shall designate the Funds from which the withdrawn amount will be deducted.

9.6       Participant Loan Program
          ------------------------

          (a)  In General.  Notwithstanding the authority granted to any other
               ----------
               Named Fiduciary pursuant to Article XI of the Plan, the Participant Loan Officer shall have the sole authority to administer Participant Loans pursuant to a written Participant Loan Procedure. The fiduciary responsibility under ERISA Sections 404 and 405 in connection with the offering, administering, investing, or foreclosing of any Participant Loan is allocated to the Participant Loan Officer to the extent permitted by ERISA Section 405(c). The Participant Loan Officer shall at all times administer the Plan's Participant Loan Program primarily in the interest of the Plan Participants and in a manner consistent with its fiduciary duty under ERISA. All Participant Loans made pursuant to this section shall be considered general investments of the Trust and the Trust Fund Income therefrom shall be allocated among the Participants' Accounts pursuant to Section 6.02 of the Plan. The Participant Loan Officer shall be designated by and shall serve at the pleasure of the Committee.

          (a)  Participant Loan Procedure.  The Participant Loan Officer shall
               --------------------------
               establish and implement a written Participant Loan Procedure which sets forth administration of the Participant Loan Program and provides for the investment of such loans as assets of the Plan. The Participant Loan Procedure shall include, but need not be limited to, the following:

                 (i) The identity of the person or position authorized by the Committee to administer the Participant Loan Program;

                (ii)  A procedure for applying for Participant Loans;

               (iii) The basis on which Participant Loans will be approved or denied;

                (iv) Limitations, if any, on the types and amounts of Participant Loans offered.

                 (v) The procedure for determining a reasonable rate of interest;

                (vi) The types of collateral which may secure a Participant Loan; and

               (vii) The events constituting default and the steps that will be taken to preserve assets of the Plan in the event of such default.

          (b)  Incorporation.  The Participant Loan Procedure is hereby
               -------------
               incorporated by reference into the Plan. The Participant Loan Procedure shall form part of the Plan within the meaning of Department of Labor Regulation Section 2550.408b-1(d)(2).

          (c)  Amendments. Notwithstanding the authority of the Board to amend
               ----------
               the Plan pursuant to Article XII, the Participant Loan Officer shall have the discretion to amend the written Participant Loan Procedure.

          (d)  Construction.  The provisions of Plan Section 9.06 are intended
               ------------
               to comply with, and shall be construed consistently with, Department of Labor Regulation Section 2550.408b-1.

                                   ARTICLE X
                                   ---------

                             DUTIES OF THE TRUSTEE
                             ---------------------

10.1      General Provisions.  The assets under the Funds of this Plan will be
          ------------------
          held by a Trustee selected by the Committee.

10.2      Trust Agreement.  The Company will enter into a Trust Agreement with
          ---------------
          one or more Trustees, and the Trustee will receive contributions made by the Employer and contributions made by Participants pursuant to the Plan and will hold, invest, reinvest and distribute such Funds in accordance with the terms and provisions of the Trust Agreement. The Committee will determine the form and terms of such Trust Agreement and may modify such Trust Agreement from time to time to accomplish the purposes of this Plan.

10.3      Delegation of Duties.  The Trustee and the Company may by mutual
          --------------------
          agreement arrange for the delegation by the Trustee to the Company or to the Committee of any of its functions other than the investment, valuation, management and custody of assets, the voting with respect to any securities, and the purchase and sale or redemption of securities.

                                  ARTICLE XI
                                  ----------

                                ADMINISTRATION
                                --------------

11.1      Allocation and Delegation of Fiduciary Responsibilities.  Fiduciary
          -------------------------------------------------------
          responsibilities with respect to the Plan are to be allocated to Named Fiduciaries as set forth in this Article XI. A Named Fiduciary will have only those specific powers, duties, responsibilities and obligations as are specifically given under this Plan or the Trust agreement. It is intended that each Named Fiduciary be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and/or the Trust agreement, and generally will not be responsible for any act or failure to act of another Named Fiduciary. A Named Fiduciary may delegate to any person or entity, who may or may not be a Named Fiduciary, any of its powers or duties under the Plan and/or the Trust agreement; provided however, that except for the right to allocate or delegate such responsibility to an Investment Manager, a Named Fiduciary who has the responsibility to control or manage assets under the Trust agreement may not allocate or delegate such responsibility to any other person or entity.

11.2      Powers and Responsibilities of the Board of Directors.  The Board of
          -----------------------------------------------------
          Directors has the following powers and responsibilities:

          (a)  to authorize amendments to the Plan, as set forth in Article XII;

          (b)  to terminate the Plan, as set forth in Article XII; and

          (c) to appoint and remove members of the Savings Plan Committee, as set forth in Section 11.3.

11.3      Savings Plan Committee.
          ----------------------

          (a) The Committee will consist of at least three (3) individuals who will be appointed by and serve at the pleasure of the Board of Directors. The Board of Directors will also appoint one (1) member of the Committee to act as Chairman of such Committee. Vacancies will be filled in the same manner as appointments. Any member of the Committee may resign by delivering a written resignation to the Board of Directors, to become effective upon delivery or at any other date specified therein.

          (b) The members of the Committee will appoint a Secretary who may, but need not be, a member of the Committee. The Committee may, in writing, delegate some or all of its powers and responsibilities as specified in Section 11.03(d) to any other person or entity, who may or may not be a Named Fiduciary.

          (c) The Committee will hold meetings upon such notice, at such time or times, and at such place or places as it may determine. The majority of the members of the Committee at the time in office will constitute a quorum for the transaction of business at all meetings and a majority vote of those present at any meeting will be required for action. The Committee may also act by written consent of a majority of its members.

          (d) The Committee's powers and responsibilities will include the following:

                 (i) to construe the Plan, correct defects, supply omissions and reconcile inconsistencies to the extent necessary to administer the Plan, with any instructions or interpretations of the Plan made in good faith by the Committee to be final and conclusive for all purposes;

                (ii) to establish investment objectives with respect to the investment of assets which are not held by an investment company;

               (iii) to add to or delete from the listing of separate investment funds comprising the Fund;

                (iv) to establish and maintain a funding policy necessary to carry out the purposes of this Plan;

                 (v) to prepare periodic financial reports to the Board of Directors which will show, in reasonable detail, the assets and liabilities of the Plan and which will give an account of the financial operations of the Plan;

                (vi) to prepare periodic administrative reports to the Board of Directors which will show, in reasonable detail, the administrative operations of the Plan;

               (vii) to appoint and remove the Plan Administrator, and to delegate to the Plan Administrator such powers and responsibilities it deems appropriate;

              (viii)  to appoint and remove other Named Fiduciaries;

                (ix)  to appoint and remove an Investment Manager;

                 (x) to appoint and remove an independent auditor as required under ERISA; and

                (xi)  to appoint and remove the Participant Loan officer.

11.4      Plan Administrator.
          ------------------

          (a) The Plan Administrator will be appointed by and serve at the pleasure of the Committee. The Plan Administrator may resign by delivering a written resignation to the Committee, to be effective on delivery or at any other date specified therein. Upon the resignation or removal of the Plan Administrator, a successor Plan Administrator will be appointed by the Committee.

          (b) The Plan Administrator may, in writing, delegate some or all of its powers and responsibilities as set forth in Section 11.4(c) to any other person or entity, who may or may not be a Named Fiduciary.

          (c) The Plan Administrator will adopt such rules for administration of the Plan as is considered desirable, provided they do not conflict with the Plan. Records of administration of the Plan will be kept, and Participants and their Beneficiaries may examine records pertaining directly to themselves. The Plan Administrator's powers and responsibilities will include the following:

                 (i) to comply with any requirements of ERISA with respect to filing reports with governmental agencies;

                (ii) to provide Employees with any and all information required by ERISA;

               (iii) to coordinate any necessary audit process with respect to reports on administration data; and

                (iv)  to conduct routine Plan administration.

11.5      Claims Procedure.
          ----------------

          The Committee will make all determinations as to the rights of any person to a benefit under the Plan. If the Committee denies in whole or in part any claim for a benefit under the Plan by a Participant or Beneficiary, the Committee shall furnish the claimant with notice of the decision not later than 90 days after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed the period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the final decision.

               The written notice which the Committee shall provide to every claimant who is denied a claim for benefits shall set forth in a manner calculated to be understood by the claimant:

          (a)  the specific reason or reasons for the denial;

          (b) specific reference to pertinent Plan provisions on which the denial is based;

          (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information if necessary; and

          (d) appropriate information as to the steps to be taken if the claimant wishes to submit the claim for review.

          A claimant or authorized representative may request a review of the denied claim. Such request shall be made in writing and shall be presented to the Committee not more than 60 days after receipt by the claimant of written notification of the denial of a claim. The claimant shall have the right to review pertinent documents and to submit issues and comments in writing. The claimant may, if desired, request a hearing before a decision is made, in which case the Committee may conduct such hearing.

          Any such hearing shall be held within 60 days of the claimant's request therefor. If a hearing is not requested by a claimant, the committee shall review the claim based upon the pertinent documents and upon the consideration of such issues and comments as the claimant may direct in writing. The Committee shall make their decision on review not later than 60 days after receipt of the claimant's request for review, unless special circumstances (such as the holding of a hearing at the claimant's request) require an extension of time, in which case a decision shall be rendered as soon as possible but not later than 120 days after receipt of the request for review. If an extension of time for review is required because of the special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

11.6      Employment of Agents.  The Named Fiduciaries may retain such counsel,
          --------------------
          actuarial, medical, accounting, clerical and other services as they may require to carry out the provisions and purposes of the Plan.

11.7      Reliance on Reports and Certificates.  Named Fiduciaries under the
          ------------------------------------
          Plan and the officers and managers and Employees of the Company will be entitled to rely upon all tables, valuations, certificates, and reports furnished by any duly appointed actuary, upon all certificates and reports made by the Trustee, Investment Manager, or any duly appointed accountant, and upon all opinions given by any duly appointed legal counsel.

11.8      Compensation.  Named Fiduciaries under the Plan, except the Trustee,
          ------------
          will not receive any compensation for their services as such.

11.9      Named Fiduciary's Own Participation.  A Named Fiduciary may not act,
          -----------------------------------
          vote, or otherwise influence a decision specifically relating to its own participation under the Plan except for certain limited purposes in accordance with provisions of the Trust Agreement.

11.10     Liability for Administration of the Plan.  No member of the Committee
          ----------------------------------------
          shall be personally liable by virtue of any instrument executed by the member, or on the member's behalf, as a member of the Committee. Neither the Company nor any of its officers or directors, nor any member of the Committee, shall be personally liable for any action or inaction with respect to any duty or responsibility imposed upon such person by the terms of the Plan unless such action or inaction is judicially determined to be a breach of that person's responsibility as a Fiduciary with respect to the Plan under any applicable law. The Company shall indemnify and hold harmless its officers, directors, and each member of the Committee against any and all claims, losses, damages, expenses (including attorney's fees), and liability (including, in each case, amounts paid in settlement), arising from any action or failure to act, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such officer, director or member of the Committee. The foregoing right of indemnification shall be in addition to any other rights to which any such person may be entitled as a matter of law.

                                  ARTICLE XII
                                  -----------

                           AMENDMENT AND TERMINATION
                           -------------------------

12.1      Right to Amend or Terminate.  The Company hopes and expects to
          ---------------------------
          continue the Plan indefinitely, but nevertheless reserves the right, by action of the Board of Directors, to amend, modify, suspend or terminate the Plan in whole or in part at any time. No amendment will be effective unless the Plan as so amended is for the exclusive benefit of the Participants and their Beneficiaries, and no amendment will deprive any Participant of his or her Accrued Benefit, decrease a Participant's Accrued Benefit or eliminate an optional form of benefit (except as permitted by the Code) provided, however, that any and all amendments may be made which are necessary to qualify or maintain the qualification of the Plan under the Internal Revenue Code and to meet and continue meeting the requirements of ERISA. If any provisions of this Plan relating to the percentage of a Participant's Accrued Benefit that is vested are changed, any Participant with at least five years of Service may elect, by filing written request with the Plan Administrator within 60 days after the later of (1) the date the amendment was adopted, (2) the date the amendment was effective, and
          (3) the date the Participant received written notice of such amendment, to have the Participant's vested interest computed under the provisions of this Plan as in effect immediately prior to such amendment.

12.2      Distribution of Funds Upon Termination of Plan.  Upon complete
          ----------------------------------------------
          termination of the Plan or complete discontinuance of Employer contributions, each Participant will continue to be immediately entitled to the full value of the Participant's Account and Participant's Prior Account. Distribution of the Participant's Account and Participant's Prior Account will be made in accordance with Article VIII.

                                 ARTICLE XIII
                                 ------------

                              GENERAL PROVISIONS
                              ------------------

13.1      Employment Relationships.  Nothing contained herein will be deemed to
          ------------------------
          give any Employee the right to be retained in the service of the Employer or to interfere with the rights of the Employer to discharge any Employee at any time.

13.2      Non-Alienation of Benefits.  To the extent permitted by law, no
          --------------------------
          benefit payable under the Plan will be subject in any manner to anticipation, assignment, attachment, garnishment, or pledge, and any attempt to anticipate, assign, attach, garnish or pledge the same will be void, and no such benefits will be in any manner liable, except as provided in Section 9.9, for or subject to the debts, liabilities, engagements, or torts of any Participant.

          This section shall not apply to the discharge of the support, alimony or marital property rights obligations of a Participant pursuant to a "qualified domestic relations order" within the meaning of Code
          Section 414(p). The Plan Administrator shall be authorized to carry out the terms of a qualified domestic relations order in accordance with the provisions of the Code and within its interpretation of the Plan.

13.3      Governing Law.  To the extent that Pennsylvania law has not been
          -------------
          preempted by ERISA, the provisions of the Plan will be construed in accordance with the laws of the Commonwealth of Pennsylvania.

13.4      Plan for Exclusive Benefit of Employees.  Except as otherwise provided
          ---------------------------------------
          in Section 4.7, no part of the corpus or income of the Trust will be used for, or diverted to, purposes other than the exclusive benefit of Participants and their Beneficiaries.

13.5      Merger or Consolidation of Plan.  No merger or consolidation with, or
          -------------------------------
          transfer of any assets or liabilities to, any other plan will occur, unless each Participant will be entitled to receive a benefit immediately after such merger, consolidation, or transfer, as if such other plan had been terminated, which is at least equal to the benefit the Participant would have been entitled to immediately before such merger, consolidation, or transfer as if this Plan had been terminated.

13.6      Payments to Minors and Incompetents.  If a Participant or Beneficiary
          -----------------------------------
          entitled to receive any benefits hereunder is a minor or is deemed by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, they will be paid to such persons as the Committee might designate or to the duly appointed guardian.

13.7      Funding Policy.  The Committee will be responsible for establishing
          --------------
          any necessary funding policy for the Plan.

                                  ARTICLE XIV
                                  -----------

                             TOP-HEAVY PROVISIONS
                             --------------------

14.1      Top-Heavy Provisions.  The provisions of this Article XIV shall become
          --------------------
          effective in any Plan Year commencing after December 31, 1983, in which the Plan is determined to be a Top-Heavy Plan, as provided in
          Section 14.2.

14.2      Determination of Top-Heavy.  The Plan will be considered a Top-Heavy
          --------------------------
          Plan for a Plan Year if as of the last Valuation Date of the preceding Plan Year, (1) the value of the Accrued Benefits of Participants who are Key Employees [as defined in Code Section 416(i)] exceeds 60% of the value of the Accrued Benefits of all Participants (the "60% Test") or (2) the Plan is part of a required aggregation group [within the meaning of Code Section 416(g)] and the required aggregation group is top-heavy. However, and notwithstanding the results of the 60% Test, the Plan shall not be considered a Top-Heavy Plan for any Plan Year in which the Plan is a part of a required or permissive aggregation group (within the meaning of Code Section 416(g)) which is not top-heavy. For purposes of this Section 14.02, the value of the Accrued Benefits of Key Employees and other Participants in the Plan shall be adjusted in accordance with the provisions of Prop. Reg. (S)1.416.1 (or any other application regulation).

14.3      Minimum Allocations.  Notwithstanding the provisions of Section 4.1,
          -------------------
          for any Plan Year during which the Plan is deemed a Top-Heavy Plan, the following special rules shall apply:

                    (i) Eligible Employees who are employed at the end of the Plan Year shall be deemed to be Participants in the Plan, even though such Eligible Employees have failed to complete 1,000 Hours of Service during the Plan Year or have declined to made Basic Contributions pursuant to Section 3.1;

                   (ii) An Employer contribution shall be allocated to the Participant's Account of each Eligible Employee who is not a Key Employee in an amount equal to the lesser of
                         (1) 3% of the compensation (as defined in Section 415 of the Code) of each non-Key Employee or (2) the largest percentage of compensation provided by an Employer contribution on behalf of any Key Employee for the Plan Year.

14.4      Compensation Limitation.  For any Plan Year in which the Plan is a
          -----------------------
          Top-Heavy Plan, the compensation limitation described in Code Section 416(d) shall apply.

14.5      Impact on Maximum Benefits.  For any Plan Year in which the Plan is a
          --------------------------
          Top-Heavy Plan, Section 4.04(b) shall be read by substituting the number "1.00" for the number "1.25" wherever it appears therein, except that such substitution shall not have the effect of reducing any benefit accrued under a defined benefit plan prior to the first day of the Plan Year in which this provision becomes applicable.

                                  ARTICLE XV
                                  ----------

                      EMPLOYEE STOCK OWNERSHIP PROVISIONS
                      -----------------------------------

15.1      Preface.  The provisions of this article are intended to create a
          -------
          stock bonus plan that constitutes an "employee stock ownership plan," within the meaning of Code Section 4975(e)(7), which is designed to invest in "qualifying employer securities," within the meaning of Code
          Section 4975(e)(8). Although the provisions of this article authorize the Plan to engage in a leveraged acquisition of Company Securities, there shall be no obligation on the part of the Trustee or the Employer to cause the Plan to do so. To the extent such a leveraged acquisition is entered into prior to January 1, 1990, the Company Securities so acquired are contemplated to be shares of Series B Cumulative Convertible Preferred Stock, which stock will have such terms, rights, preferences, dividends and other features as may be established on or before the date of acquisition. Such preferred stock, if so acquired, will be placed in a Fund to be referred to as Fund 1. Any Employer Matching Contributions that are contributed to the Plan from time to time and not used to repay an ESOP Loan will be used to purchase shares of Company common stock. Such common stock, if acquired, will be placed in a Fund to be referred to as Fund 2.
          The Employer reserves the right, by action of the Committee, to establish such additional Funds as may be necessary or desirable from time to time for the proper administration of the Plan. Such additional Funds may be established to provide additional investment vehicles required by reason of the diversification requirements of Code Section 401(a)(28)(B), to provide for subsequent leveraged acquisitions of Company Securities, and for other reasons.

          Notwithstanding the foregoing and any other provision in this Plan document or the Trust Agreement to the contrary, the Employer, by appropriate Board action, reserves the right to cause Employer Matching Contributions and dividends described in Section 15.8 and
          15.10 to be invested (on a nonleveraged basis) in a class of convertible referred stock (in lieu of common stock) to be authorized for such purpose. If such action is taken, the provisions of this Plan document and the Trust Agreement shall be deemed automatically amended to the extent necessary and appropriate to reflect such change.

          The "employee stock ownership plan" established by this article shall be subject to all other provisions of this Plan document except to the extent that such provisions are clearly inconsistent with the provisions of this article. Until such time as these employee stock ownership provisions are implemented by appropriate Board and/or Committee action, Employer Matching Contributions shall continue to be deposited in Funds A, B, C and/or D, as elected by the Participants for Basic Contributions.

15.2      Definitions.  The following terms shall, for purposes of this article,
          -----------
          have the respective meanings ascribed to them below unless the context in which they are used clearly otherwise requires:

          (a)  "Allocation Ratio" means, for any calendar quarter, the ratio
               ------------------
               which a Full Participant's Basic Contributions (not in excess of 6% of Earnings) made during such quarter bear to the total Basic Contributions (not in excess of 6% of Earnings) made during such quarter by all Full Participants who have not separated from Service as of the last day of such calendar quarter and all Full Participants who have so separated for reasons described in Sections 7.1 and 7.2.

          (b)  "Company Securities" means any "employer securities," within the
               --------------------
               meaning of Code Section 409(1).

          (c)  "Discretionary Contribution" means any supplemental Employer
               ----------------------------
               contribution made in order to satisfy the nondiscrimination requirements of Code Section 401(k) or 401(m).

          (d)  "Employer Matching Contribution" means the sum of the Primary
               --------------------------------
               Matching Contribution and the Secondary Matching Contribution for a relevant quarter.

          (e)  "ESOP Loan" means a loan (or other extension of credit) the
               -----------
               proceeds of which are used to acquire Company Securities (or to refinance a prior such loan) and which satisfies the requirements of Section 15.3.

          (f)  "Fair Market Value" means:
               -------------------

                    (i) with respect to Company common stock on any relevant day, (A) if such stock is then traded in the over-the-counter market, the closing sale price (as reported in the National Market System by NASDAQ with respect to such stock) for the most recent date (including such relevant date) during which a trade in such stock has occurred, or (B) if such stock is then traded on a securities exchange, the closing sale price for the most recent date (including such relevant date) during which a trade in such stock has occurred; and

                   (ii) with respect to any issue of Company convertible preferred stock on any relevant day, the greater of (A) the price at which such stock may be tendered to the Company for redemption, or (B) the Fair Market Value of the Company common stock into which it is convertible.

          (g)  "Primary Matching Contribution" means an amount, payable
               -------------------------------
               quarterly by the Employer, which, when added to (i) the then existing amounts described in Section 15.4(a) and (b), and (ii) the then existing amount described parenthetically in Section 15.4(c), is sufficient to make the scheduled loan amortization payment for such quarter for each ESOP Loan then outstanding.

          (h)  "Secondary Matching Contribution" means an amount, payable
               ---------------------------------
               quarterly by the Employer, which equals the excess (if any) of
               (i) 100% of the Basic Contributions (not in excess of 6% of Earnings) of all Full Participants who have not separated from service as of the last day of such calendar quarter and all Full Participants who have so separated for reasons described in Sections 7.1 and 7.2, over (ii) the Fair Market Value of the Company Securities allocated as units under Section 16.7 for such calendar quarter.

          (i)  "Suspense Account" means the account of that name established
               ------------------
               within each Fund with respect to which there is at any time an outstanding ESOP Loan.

15.3      ESOP Loans.
          ----------

          (a) The Committee may direct the Trustee to incur one or more ESOP Loans on behalf of the Trust in a manner and under conditions which will cause each such loan to satisfy the provisions of Code
               Section 4975(d)(3).

          (b) An ESOP Loan shall be used primarily for the benefit of Plan Participants, former Participants and Beneficiaries.

          (c) The terms of each ESOP Loan must, at the time the loan is made, be at least as favorable to.the Trust as the terms of a comparable loan resulting from arm's-length negotiations between independent parties.

          (d) The proceeds of an ESOP Loan shall be used, within a reasonable time after the loan is obtained, only to (i) purchase Company securities, (ii) repay such loan, or (iii) repay any prior ESOP Loan. Except as otherwise required or permitted by Code Section 409(h) and 409(l) and the regulations promulgated thereunder and under Code Section 4975, no Company Securities acquired with the proceeds of an ESOP Loan shall be subject to any put, call, or other option, or buy-sell or similar arrangement while held by and when distributed from the Trust, whether or not the Plan then constitutes an "employee stock ownership plan," within the meaning of Code Section 4975(e)(7), and whether or not the ESOP Loan has been repaid at such time.

          (e) Each ESOP Loan shall be for a specific term and shall bear a reasonable rate of interest. An ESOP Loan may be secured by a pledge of Company Securities acquired with the proceeds of the ESOP Loan (or acquired with the proceeds of a prior ESOP Loan which is being refinanced). No lender shall have recourse against Trust assets other than (i) the Company Securities pledged for such loan, (ii) Primary Matching Contributions, and
               (iii) earnings attributable to pledged Company Securities and the investment of Primary Matching contributions.

          (f) Payments of principal and interest on an ESOP Loan shall be made solely from (i) Primary Matching Contributions, (ii) earnings attributable to the investment of Primary Matching Contributions,
               (iii) earnings attributable to Company Securities the purchase of which was financed by such loan (or prior ESOP loan refinanced by such loan), and (iv) where appropriate, from the proceeds resulting from the sale or other disposition of Company Securities in a Suspense Account which were so financed.

          (g) An ESOP Loan shall not be payable on demand except in the event of default. In the event of default on an ESOP Loan, the value of Plan assets transferred in satisfaction of the loan shall not exceed the amount of the default. If the lender is a "disqualified person" within the meaning of Code Section 4975(e)(2), the ESOP Loan must provide for a transfer of Plan assets on default only up to and to the extent of the failure of the Trust to meet the payment of principal and interest on the loan as such payments become due and payable.

          (h) In acquiring Company Securities with the proceeds of an ESOP Loan, the Trustee shall take all appropriate and necessary measures to ensure that the Trust pays no more than "adequate consideration," within the meaning of ERISA Section 3(18), for such securities and, if required, shall secure the appraisal described in Code Section 401(a)(28)(C).

          (i) All Company Securities acquired with the proceeds of an ESOP Loan shall be placed in a Suspense Account established within the Fund to which such securities relate; provided, however, that any such securities which serve as collateral for such a loan may be physically segregated from other Trust assets.

          (j) Whether or not pledged as collateral for an ESOP Loan, Company Securities placed in a Suspense Account shall be periodically released therefrom as loan amortization payments are made in accordance with the provisions of Section 15.5.

          (k) Solely for convenience of Plan administration, each ESOP Loan shall be structured, to the extent possible, so as to require amortization payments to be made on the last day of each calendar quarter.

15.4      ESOP Loan Repayment -- Priority of Sources of Repayment.  ESOP Loan
          -------------------------------------------------------
          amortization payments shall be made by the Trustee from the following sources in the manner and order of priority as follows:

          (a) dividends (including earnings resulting from the temporary investment thereof) on Company Securities held in the related Suspense Account;

          (b) unless otherwise directed by the Committee, dividends (including earnings resulting from the temporary investment thereof) on other Company Securities acquired with the proceeds of such ESOP Loan (or a prior ESOP Loan refinanced by such ESOP Loan);

          (c) Primary Matching Contributions (including earnings resulting from the temporary investment thereof); and

          (d) where appropriate, the proceeds resulting from the sale or other disposition of company Securities in a Suspense Account which were acquired with the proceeds of such ESOP Loan (or a prior ESOP Loan refinanced by such ESOP Loan).

15.5      Release From Suspense Account.  As soon as practicable after each ESOP
          -----------------------------
          Loan amortization payment is made, a number of shares of Company Securities acquired with the proceeds of the ESOP Loan and held in a related Suspense Account shall be released from such Suspense Account. The total number of shares so released shall equal the number of shares of Company Securities held in the Suspense Account with respect to such ESOP Loan immediately prior to the release multiplied by a fraction. The numerator of the fraction shall be the amount of principal and interest paid by the Trust an the ESOP Loan with such loan amortization payment. The denominator of the fraction shall be the sum of the numerator plus the principal and interest to be paid on such ESOP Loan with all future loan amortization payments. The number of future payments under such ESOP Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods. If the interest rate under the ESOP Loan is variable, the interest to be paid in future periods must be computed by using the interest rate applicable as of the due date of the current amortization payment. The shares that are released from the Suspense Account pursuant to this section shall he allocated in the form of units to the relevant Fund accounts of the Participants in accordance with the provisions of Sections 15.6 and 15.7.

15.6      Dividend Allocation.
          -------------------

          (a) As soon as practicable following the calculation (pursuant to Section 15.05) of the number of shares to be released from a Suspense Account as a result of an ESOP Loan amortization payment, if any portion of such amortization payment was derived by using dividends received with respect to Company Securities financed by such ESOP Loan (or a prior ESOP Loan refinanced by such ESOP
               Loan), there shall be calculated the number of released shares attributable to (i) cash dividends (including earnings resulting from the temporary investment thereof) on shares allocated to the Fund accounts of Participants, former Participants and Beneficiaries (the "Allocated Dividends") and (ii) cash dividends (including earnings resulting from the temporary investment thereof) an shares held in the Suspense Account (the "Unallocated Dividends").

          (b) The number of shares attributable to Allocated Dividends shall equal the total number of shares released from the Suspense Account multiplied by a fraction. The numerator of the fraction shall be the amount of the Allocated Dividends used to make the ESOP Loan amortization payment. The denominator of the fraction shall be the Fair Market Value of the total number of shares released as a result of such loan amortization payment. The number of shares so determined shall be allocated in the form of units to the relevant accounts of the Participants, former Participants and Beneficiaries in the same proportion that each such person's Allocated Dividends used to make the loan amortization payment bears to the total amount of Allocated Dividends so used. Such allocation shall be made as of the due date of the ESOP Loan amortization payment.

          (c) The number of shares attributable to Unallocated Dividends shall equal the balance of the shares released from the Suspense Account multiplied by a fraction. The numerator of the fraction shall be the amount of the Unallocated Dividends used to make the ESOP Loan amortization payment. The denominator of the fraction shall be the amount of the ESOP Loan amortization payment reduced by the amount of the Allocated Dividends used to make such loan amortization payment. The number of shares so determined shall be allocated in the form of units determined shall be allocated in the form of units to the relevant accounts of the Participants pursuant to Section 15.7.

15.7      Primary Match Allocation.  As of the due date of an ESOP Loan
          ------------------------
          amortization payment, all shares released from the relevant Suspense Account and not allocated pursuant to Section 15.6 shall be allocated in the form of units to the relevant accounts of the Participants in proportion to their respective Allocation Ratios for that calendar quarter.

15.8      Dividends on Company Securities Following Repayment of ESOP Loan.  All
          ----------------------------------------------------------------
          dividends an company Securities acquired with the proceeds of an ESOP Loan shall, following repayment of such loan in full, be reinvested in Company common stock, except to the extent the Committee authorizes the periodic distribution of such dividends to those Participants, former Participants and Beneficiaries who so elect. Company common stock so acquired with reinvested dividends shall be allocated in the form of units to accounts established for such persons in Fund 2.

15.9      Allocation of Secondary Matching Contributions. Any Secondary Matching
          ----------------------------------------------
          contributions made to the Plan for a relevant calendar quarter shall be used to acquire Company common stock. Company common stock acquired with Secondary Matching Contributions shall be allocated in the form of units to the relevant Fund accounts of the Participants in proportion to their respective Allocation Ratios for that calendar quarter. Such allocation shall be made as of the last day of the relevant calendar quarter.

15.10     Dividends on Common Stock in Fund 2.  All dividends on Company common
          -----------------------------------
          stock in Fund 2 shall be reinvested in additional Company common stock, except to the extent the Committee authorizes the periodic distribution of such dividends to those Participants, former Participants and Beneficiaries who so elect. Company common stock so acquired with reinvested dividends shall be allocated in the form of units to accounts established for such persons in Fund 2.

15.11     Discretionary Contributions.  The Committee shall be permitted to make
          ---------------------------
          such additional contributions to the Trust as it deems necessary in order to comply with either the actual deferral percentage requirements of Code Section 401(k)(3) or the contribution percentage requirements of Code Section 401(m)(2) for a Plan Year. The Committee may designate all or any part of a Discretionary Contribution as a contribution to the 401(k) portion of the Plan which shall be used for Code Section 401(k) purposes or contribution to the ESOP portion of the Plan which shall be used for Code Section 401(m) purposes. Any Discretionary Contribution designated as a contribution to the 401(k) portion of the Plan shall satisfy the requirements for

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          qualified nonelective contributions treated as elective contributions under Code Section 401(k)(3)(B) and (C) and shall be subject to the nonforfeitability and distribution rules applicable to Basic Contributions. Any Discretionary Contribution designated as a contribution to the ESOP portion of the Plan shall satisfy the requirements for qualified nonelective contributions treated as matching contributions under Code Section 401(m)(4)(C). Such contributions shall be allocated as of the December 31 of such Plan Year to any or all Participants on that date other than Participants who are "Highly Compensated Employees" (within the meaning of Code
          Section 414(q) and Section 1114(c)(4) of the Tax Reform Act of 1986) in accordance with their respective Allocation Ratios for such Plan Year. For this purpose, only Basic Contributions of Participants designated as eligible to share in such contributions shall be taken into account. Such amounts shall be invested in Company Securities as directed by the Committee.

15.12     Diversification.  Beginning as of June 27, 1999, a Participant who has
          ---------------
          attained age 55 and completed ten years of participation in the Plan may elect to diversify the assets reflected by units credited to his accounts under the several Funds created under this Article XV, which are invested primarily in company Securities, in compliance with Code
          Section 401(a)(28).

15.13     Distributions.  In general, benefits payable under the terms of the
          -------------
          Plan shall be distributed in accordance with the provisions of Article VIII; provided, however, that if a person elects to receive an in-kind distribution from a Fund which holds Company convertible Preferred stock which is not then readily tradeable on an established securities market, and (i) if the then Fair Market Value of the Company common stock into which such Company preferred stock is convertible is more than the redemption price of such preferred stock, the Trustee shall cause such preferred stock to be converted and distribute Company common stock to such person, together with any additional cash then in such Fund (including any cash in lieu of the issuance of a fractional share of Company common stock) and allocated to such person; and (ii) if the then Fair Market Value of the Company common stock into which such Company preferred stock is convertible is less than the redemption price of such preferred stock and (A) a person elects to receive an in-kind distribution, then the Trustee shall cause the company to redeem such preferred stock, and notwithstanding any provision to the Plan document or the Trust Agreement to the

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

          contrary, use the proceeds of the redemption to purchase Company common stock in an open market transaction to the maximum extent possible, and distribute such Company common stock to such person, together with any remaining cash in such Fund allocated to such person; or (B) such person elects to receive a cash distribution from a Fund which holds Company convertible preferred stock which is not then readily tradeable on an established securities market, the Trustee shall cause the Company to redeem such preferred stock and distribute the resulting cash balance in the Fund to such person.

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                                SIGNATURE PAGE
                                --------------


IN WITNESS WHEREOF, Meridian Bancorp, Inc. has caused this Plan be duly executed under seal this 8th day of January 1993.


                                Meridian Bancorp, Inc.


                                By /s/ Barbara A. Espeland
                                   -----------------------



Attest:


/s/ Dawn P. Smith
- -----------------
     Secretary


CORPORATE SEAL

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